CREDIT AGREEMENT dated as of August 7, 2017 among VALIDUS REINSURANCE, LTD., as Borrower, VALIDUS HOLDINGS, LTD., as Holdings, and BARCLAYS BANK PLC, as Lender

TABLE OF CONTENTS Page i ARTICLE I DEFINITIONS ............................................................................................................1 SECTION 1.01 Defined Terms ............................................................................................1 SECTION 1.02 Terms Generally .......................................................................................21 SECTION 1.03 Accounting Terms; Changes in GAAP ....................................................22 ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS .................................................23 SECTION 2.01 Revolving Commitment ...........................................................................23 SECTION 2.02 Loans and Borrowings .............................................................................23 SECTION 2.03 Borrowing Requests .................................................................................23 SECTION 2.04 Funding of Borrowings ............................................................................24 SECTION 2.05 Interest Elections. .....................................................................................24 SECTION 2.06 Increased Costs ........................................................................................25 SECTION 2.07 Termination and Reduction of Commitment ...........................................26 SECTION 2.08 Mandatory Prepayment ............................................................................27 SECTION 2.09 Interest ......................................................................................................27 SECTION 2.10 Fees ..........................................................................................................27 SECTION 2.11 Taxes ........................................................................................................28 SECTION 2.12 Payments Generally .................................................................................31 SECTION 2.13 Mitigation Obligations .............................................................................31 SECTION 2.14 Repayment of Loans; Evidence of Debt ..................................................31 SECTION 2.15 Voluntary Prepayment of Loans ..............................................................32 SECTION 2.16 Alternate Rate of Interest .........................................................................32 SECTION 2.17 Break Funding Payments .........................................................................33 SECTION 2.18 Illegality ...................................................................................................33 SECTION 2.19 Extension of Commitment .......................................................................34 ARTICLE III REPRESENTATIONS AND WARRANTIES .......................................................34 SECTION 3.01 Corporate Status .......................................................................................34 SECTION 3.02 Corporate Power and Authority ...............................................................35 SECTION 3.03 No Contravention of Agreements or Organizational Documents ............35 SECTION 3.04 Litigation and Environmental Matters .....................................................35 SECTION 3.05 Use of Proceeds; Margin Regulations ......................................................35 SECTION 3.06 Approvals .................................................................................................36 SECTION 3.07 Investment Company Act.........................................................................36 SECTION 3.08 True and Complete Disclosure; Projections and Assumptions ................36 SECTION 3.09 Financial Condition ..................................................................................36 SECTION 3.10 Tax Returns and Payments .......................................................................37 SECTION 3.11 Compliance with ERISA ..........................................................................37 SECTION 3.12 Subsidiaries ..............................................................................................37 SECTION 3.13 Capitalization ...........................................................................................38 SECTION 3.14 Indebtedness .............................................................................................38 SECTION 3.15 Compliance with Statutes and Agreements .............................................38 SECTION 3.16 Insurance Licenses ...................................................................................39 SECTION 3.17 Insurance Business ...................................................................................39 SECTION 3.18 Properties; Liens; and Insurance ..............................................................39 SECTION 3.19 Solvency ...................................................................................................39

TABLE OF CONTENTS (continued) Page ii SECTION 3.20 PATRIOT Act; Sanctions; Anti-Corruption ............................................39 ARTICLE IV CONDITIONS ........................................................................................................40 SECTION 4.01 Closing Date .............................................................................................40 SECTION 4.02 Conditions to All Borrowings ..................................................................42 ARTICLE V AFFIRMATIVE COVENANTS ..............................................................................42 SECTION 5.01 Information Covenants .............................................................................42 SECTION 5.02 Books, Records and Inspections ..............................................................45 SECTION 5.03 Insurance ..................................................................................................46 SECTION 5.04 Payment of Taxes and other Obligations .................................................46 SECTION 5.05 Maintenance of Existence; Conduct of Business .....................................46 SECTION 5.06 Compliance with Statutes, etc. .................................................................46 SECTION 5.07 ERISA ......................................................................................................47 SECTION 5.08 Maintenance of Property ..........................................................................48 SECTION 5.09 Maintenance of Licenses and Permits ......................................................48 SECTION 5.10 Further Assurances ...................................................................................48 ARTICLE VI NEGATIVE COVENANTS ...................................................................................48 SECTION 6.01 Changes in Business.................................................................................48 SECTION 6.02 Consolidations, Mergers and Sales of Assets ..........................................48 SECTION 6.03 Liens .........................................................................................................50 SECTION 6.04 Indebtedness .............................................................................................53 SECTION 6.05 Use of Proceeds ........................................................................................53 SECTION 6.06 Issuance of Stock .....................................................................................53 SECTION 6.07 Dissolution ...............................................................................................54 SECTION 6.08 Restricted Payments .................................................................................54 SECTION 6.09 Transactions with Affiliates .....................................................................54 SECTION 6.10 Maximum Leverage Ratio .......................................................................54 SECTION 6.11 Minimum Consolidated Net Worth .........................................................54 SECTION 6.12 Limitation on Certain Restrictions on Subsidiaries .................................55 SECTION 6.13 Private Act................................................................................................56 SECTION 6.14 Claims Paying Ratings .............................................................................56 SECTION 6.15 End of Fiscal Years; Fiscal Quarters........................................................56 ARTICLE VII EVENTS OF DEFAULT ......................................................................................56 SECTION 7.01 Events of Default .....................................................................................56 SECTION 7.02 Application of Payments ..........................................................................59 ARTICLE VIII GUARANTY .......................................................................................................59 SECTION 8.01 Holdings Guaranty ...................................................................................59 SECTION 8.02 Bankruptcy ...............................................................................................59 SECTION 8.03 Nature of Liability ....................................................................................60 SECTION 8.04 Independent Obligation ............................................................................60 SECTION 8.05 Authorization ...........................................................................................60 SECTION 8.06 Reliance ....................................................................................................61 SECTION 8.07 Subordination ...........................................................................................61 SECTION 8.08 Waiver ......................................................................................................61 SECTION 8.09 Maximum Liability ..................................................................................62

TABLE OF CONTENTS (continued) Page iii ARTICLE IX MISCELLANEOUS ...............................................................................................62 SECTION 9.01 Notices .....................................................................................................62 SECTION 9.02 Waivers; Amendments .............................................................................64 SECTION 9.03 Expenses; Indemnity; Etc.........................................................................64 SECTION 9.04 Successors and Assigns ............................................................................65 SECTION 9.05 Survival ....................................................................................................67 SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution ..............67 SECTION 9.07 Severability ..............................................................................................68 SECTION 9.08 Right of Setoff ..........................................................................................68 SECTION 9.09 Governing Law; Jurisdiction; Etc. ...........................................................68 SECTION 9.10 WAIVER OF JURY TRIAL ....................................................................69 SECTION 9.11 Headings...................................................................................................70 SECTION 9.12 Confidentiality .........................................................................................70 SECTION 9.13 Interest Rate Limitation ...........................................................................71 SECTION 9.14 USA Patriot Act .......................................................................................71 SECTION 9.15 Payments Set Aside ..................................................................................71 SECTION 9.16 No Advisory or Fiduciary Responsibility ................................................71 SECTION 9.17 Judgment Currency ..................................................................................72 SECTION 9.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions..............................................................................................................72

TABLE OF CONTENTS (continued) Page iv SCHEDULES SCHEDULE 3.12 – Subsidiaries SCHEDULE 3.13 – Capitalization SCHEDULE 3.14 – Existing Indebtedness SCHEDULE 6.03 – Existing Liens SCHEDULE 6.09 – Existing Affiliate Transactions SCHEDULE 6.12 – Limitation on Certain Restrictions on Subsidiaries SCHEDULE 9.01 – Information for Notices EXHIBITS EXHIBIT A - Assignment and Assumption EXHIBIT B - Borrowing Request EXHIBIT C - Interest Election Request EXHIBIT D - Prepayment Notice EXHIBIT E - U.S. Tax Compliance Certificate

CREDIT AGREEMENT dated as of August 7, 2017, among VALIDUS REINSURANCE, LTD., a reinsurance company organized under the laws of Bermuda (the “Borrower”), VALIDUS HOLDINGS, LTD., a holding company organized under the laws of Bermuda (“Holdings”), and BARCLAYS BANK PLC, as lender (in such capacity, and together with any Transferee permitted under Section 9.04(b), the “Lender”). The Borrower has requested that the Lender extend credit to the Borrower, and the Lender is willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows: ARTICLE I DEFINITIONS SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “Acquired Indebtedness” means Indebtedness of the Borrower or a Subsidiary acquired pursuant to an acquisition not prohibited under this Agreement (or Indebtedness assumed at the time of such acquisition of an asset securing such Indebtedness); provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such acquisition. “Adjusted Eurodollar Rate” means an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the Eurodollar Rate for such Interest Period divided by (b) one minus the Eurodollar Reserve Percentage; provided that the Adjusted Eurodollar Rate shall not be less than 0.00% per annum. “Affiliate” means, with respect to a specified Person at any date, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified as of such date. “Agreement” means this Credit Agreement. “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977; the UK Bribery Act; and all laws, rules, and regulations of any jurisdiction applicable to Holdings or its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Insurance Regulatory Authority” means, when used with respect to any Regulated Insurance Company, (x) the insurance department or similar administrative authority or agency located in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is licensed, and shall include any Federal or national insurance regulatory department, authority or agency that may be created and that asserts insurance regulatory jurisdiction over such Regulated Insurance Company.

2 “Applicable Rate” means a per annum rate equal to: (a) with respect to Base Rate Loans, 0.125%; and (b) with respect to Eurodollar Rate Loans 1.125%. “Assignment and Assumption” means an assignment and assumption entered into by the Lender and an assignee (with the consent of any party whose consent is required by the terms hereof), in substantially the form of Exhibit A or any other form approved by the Lender. “Authorized Officer” means, as to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Secretary, or the Chief Financial Officer Finance Director of such Person or any other officer of such Person duly authorized by such Person to act on behalf of such Person hereunder. “Availability Period” means the period from and including the Closing Date to but excluding the Maturity Date. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.” “Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate (which, if negative, shall be deemed to be 0%) on such day plus 1/2 of 1%, (b) the Prime Rate on such day and (c) the Adjusted Eurodollar Rate published on such day (or if such day is not a Business Day the next previous Business Day) for an Interest Period of one month plus 1.00%; provided that for the purposes of clause (c), the Adjusted Eurodollar Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the Screen Rate, as if the relevant Borrowing of Base Rate Loans were a Eurodollar Rate Borrowing. If the Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, the Base Rate shall be determined without regard to clause (a) above until the circumstances giving rise to such inability no longer exist. “Base Rate Borrowing” means, as to any Borrowing, the Base Rate Loans comprising such Borrowing. “Base Rate Loan” means a Loan that bears interest based on the Base Rate.

3 “Bermuda Companies Law” means the Companies Act 1981 of Bermuda and other relevant Bermuda law. “Borrower” has the meaning assigned to such term in the Preamble. “Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period. “Borrowing Request” means a request for a Borrowing, which, when in writing, shall be substantially in the form of Exhibit B (or in such other form as the Lender may approve). “Business Day” means any day that is not a Saturday, Sunday or other day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by law to close; provided that, when used in connection with a Eurodollar Rate Loan, the term “Business Day” means any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Capital Markets Product” means, as to any Person, any security, commodity, derivative transaction or other financial or similar product purchased, sold or entered into by such Person for the purpose of a third-party undertaking or assuming one or more risks otherwise assumed by such Person or entered into by such Person for the purpose of managing one or more risks otherwise assumed by such Person or other agreements or arrangements entered into by such Person designed to transfer credit risk from one party to another, including (i) any structured insurance product, catastrophe bond, rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity hedge, equity or equity index swap, equity or equity index option, bond option, interest rate option or hedge, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross- currency rate swap transaction, currency option or swap transaction, credit protection transaction, credit swap, credit default swap (including single default, single-name, basket and first-to-default swaps), credit default option, equity default swap, total return swap, credit-linked notes, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sellback transaction, securities lending transaction, weather index transaction, emissions allowance transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), (ii) any transaction which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets, (iii) any combination of the transactions referred to in clauses (i) and (ii) above and (iv) any master agreement relating to any of the transactions referred to in clauses (i), (ii) or (iii) above.

4 “Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Transferee, if later, the date on which such Transferee becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. “Change of Control” means (a) the Borrower ceasing to be a Wholly-Owned Subsidiary of Holdings, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof) (other than any corporation owned, directly or indirectly, by the stockholders of Holdings in substantially the same proportions as their ownership of stock in Holdings) of Equity Interests representing more than 50% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings, or (c) the occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were not (i) directors of Holdings on the date of this Agreement, (ii) nominated or appointed by the board of directors of Holdings or (iii) approved by the board of directors of Holdings as director candidates prior to their election. “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 9.02. “Code” means the Internal Revenue Code of 1986. “Commitment” means, as to the Lender, its commitment to make Loans in an aggregate principal amount at any time outstanding not to exceed $65,000,000, as the amount of such commitment may be changed from time to time pursuant to the terms hereof. “Conditional Termination Notice” has the meaning provided in Section 2.07(c). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Indebtedness” means, as of any date of determination, all Indebtedness described in clause (a) of the definition thereof plus any Indebtedness for borrowed money of any other Person as to which Holdings and/or any of its Subsidiaries has created a guarantee or other contingent obligation (but only to the extent of such guarantee or contingent

5 obligation). For the avoidance of doubt, “Consolidated Indebtedness” shall not include obligations (contingent or otherwise) in respect of undrawn letters of credit. “Consolidated Net Worth” means, as of any date of determination, the Net Worth of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries including for the avoidance of doubt the aggregate principal amount of all outstanding preferred (including without limitation trust preferred) or preference securities or Hybrid Capital of Holdings and its Subsidiaries, provided that the aggregate outstanding amount of such preferred or preference securities or Hybrid Capital of Holdings and its Subsidiaries shall only be included in Consolidated Net Worth to the extent such amount would be included in a determination of the Net Worth of Holdings and its Subsidiaries in accordance with GAAP. “Consolidated Total Capital” means, as of any date of determination, the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth at such time. “Control” means, with respect to any Person, the possession, directly or indirectly, of the power (i) to vote 10% or more of the voting power of the securities having ordinary voting power for the election of the directors of such Person or (ii) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Default Rate” means an interest rate (before as well as after judgment) equal to (a) with respect to overdue principal, the applicable interest rate plus 2.00% per annum (provided that, with respect to a Eurodollar Rate Loan, the determination of the applicable interest rate is subject to Section 2.05(e) to the extent that Eurodollar Rate Loans may not be converted to, or continued as, Eurodollar Rate Loans, pursuant thereto) and (b) with respect to any other overdue amount (including overdue interest), the interest rate applicable to Base Rate Loans in the case of overdue interest or fee or otherwise plus 2.00% per annum. “Dispositions” has the meaning provided in Section 6.02. “Dividends” has the meaning provided in Section 6.08. “Dollar” and “$” mean lawful money of the United States. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution

6 described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Assignee” means any Person that is (a) an Affiliate of the Lender or (b) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans in the ordinary course of business; provided that in no event shall “Eligible Assignee” include (i) the Borrower or any of its Affiliates or Subsidiaries or (ii) a natural person. “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any Subsidiary directly or indirectly resulting from or based upon (a) its violation of any Environmental Law, (b) its generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) its exposure to any Hazardous Materials, (d) its release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing, but in each of (a) through (e) excluding liabilities arising out of Capital Markets Products and insurance and reinsurance contracts, agreements and arrangements in each case entered into in the ordinary course of business and not for speculative purposes. “Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination; provided that “Equity Interests” shall not include Indebtedness for borrowed money which is convertible into Equity Interests.

7 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor. “ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Holdings or any of its Subsidiaries or is under common control (within the meaning of Section 414(c) of the Code) with Holdings or any of its Subsidiaries. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Eurodollar Rate” means, for any Interest Period as to any Eurodollar Rate Loan, (i) the rate per annum determined by the Lender to be the offered rate which appears on the page of the Reuters Screen (or any successor thereto) which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over administration of that rate) (such page currently being the LIBOR01 page) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time), two Business Days prior to the first day of such Interest Period, (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Lender to be the offered rate on such other page or other service which displays the Screen Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or (iii) if Screen Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the Screen Rate shall be equal to the applicable Interpolated Rate. “Eurodollar Rate Borrowing” means, as to any Borrowing, the Eurodollar Rate Loans comprising such Borrowing. “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the definition of “Eurodollar Rate.” “Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to the Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). The Adjusted Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the Closing Date of any change in the Eurodollar Reserve Percentage. “Event of Default” has the meaning assigned to such term in Article VII.

8 “Excluded Taxes” means, with respect to the Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any of the other Credit Documents, (a) Taxes imposed on (or measured by) its net income or net profits (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by any jurisdiction (or political subdivision thereof) in or under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, any withholding Tax that is imposed by the United States of America or Bermuda on amounts payable to or for the account of such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.11(a), (c) Taxes attributable to such recipient’s failure to comply with Section 2.11(e) and (d) any U.S. Federal withholding Taxes imposed under FATCA. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code. “Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Lender on such day on such transactions as determined by the Lender. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States. “Fee Letter” means the engagement letter dated June 16, 2017 between Holdings and the Lender. “Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. “Fitch” means Fitch Ratings, Inc. “Five-Year Secured Letter of Credit Facility” means the $300,000,000 five-year secured letter of credit facility among Holdings, the Borrower, various Designated Subsidiary Account Parties (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, and one or more lenders entered into on December 9, 2015, including the related collateral and security documents and other instruments and agreements executed in connection therewith, and

9 amendments, renewals, replacements, refinancings and restatements to any of the foregoing (provided that the principal amount thereof shall not exceed $300,000,000 or, if increased in accordance with its terms, $400,000,000, plus reasonable refinancing costs, fees and expenses). “Five-Year Unsecured Revolving Credit Facility” means the $85,000,000 five-year unsecured revolving credit and letter of credit facility among Holdings, the Borrower, various Designated Subsidiary Account Parties (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, and one or more lenders entered into on December 9, 2015, including the related collateral and security documents and other instruments and agreements executed in connection therewith, and amendments, renewals, replacements, refinancings and restatements to any of the foregoing. “Foreign Lender” means any Lender that is resident for tax purposes or organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia. “Foreign Pension Plan” means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code. “Fronting Arrangement” means an agreement or other arrangement by a Regulated Insurance Company pursuant to which an insurer or insurers agree to issue insurance policies at the request or on behalf of such Regulated Insurance Company and such Regulated Insurance Company assumes the obligations in respect thereof pursuant a Reinsurance Agreement or otherwise. “GAAP” means generally accepted accounting principles in the United States of America. “Governmental Authority” means any nation or government, or state or political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” of or by any Person (the “guarantor”) means any obligation guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase or lease property,

10 securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business and (y) obligations of any Regulated Insurance Company under Insurance Contracts, Reinsurance Agreements, Fronting Arrangements or Retrocession Agreements (including any Liens with respect thereto). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. “Guaranty” means the guaranty of Holdings provided in Article VIII. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “Holdings” has the meaning assigned to such term in the Preamble. “Hybrid Capital” means any security that affords equity benefit to the issuer thereof (under the procedures and guidelines of S&P) by having ongoing payment requirements that are more flexible than interest payments associated with conventional indebtedness for borrowed money and by being contractually subordinated to such indebtedness. For the avoidance of doubt, Holding’s Junior Subordinated Deferrable Debentures constitute Hybrid Capital. “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current ordinary course trade accounts payable deferred compensation and any purchase price adjustment, earnout, contingent payment or deferred payment of a similar nature incurred in connection with an acquisition), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of Indebtedness of such Person shall be the lesser of (i) the fair market value of such property at such date of determination (determined in good faith by the Borrower) and (ii) the amount of such Indebtedness of such other Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations (or to the extent netting is permitted under the applicable agreement governing such Capital Markets Products and such netting is limited with respect to the counterparty or counterparties of such agreement, all net termination obligations) of such Person under transactions in Capital Markets Products and (i) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

11 provided that, Indebtedness shall not include any preferred (including without limitation trust preferred) or preference securities or Hybrid Capital, in each case issued by Holdings, to the extent such preferred or preference securities or Hybrid Capital would be treated as equity issued by Holdings under the applicable procedures and guidelines of S&P as of the date hereof. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, Indebtedness shall not include (v) current trade payables (including current payables under insurance contracts and current reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business, (w) obligations and Guarantees of Regulated Insurance Companies with respect to Policies, (x) obligations and Guarantees with respect to products underwritten by Regulated Insurance Companies in the ordinary course of business, including insurance and reinsurance policies, annuities, performance and surety bonds, assumptions of liabilities and any related contingent obligations and (y) Reinsurance Agreements and Fronting Arrangements and Guarantees thereof entered into by any Regulated Insurance Company in the ordinary course of business. “Indemnified Liabilities” has the meaning assigned to such term in Section 9.03(b). “Indemnified Taxes” means Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under this Agreement. “Indemnitee” has the meaning assigned to such term in Section 9.03(b). “Insurance Business” means one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance and other businesses reasonably related thereto. “Insurance Contract” means any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement, Fronting Arrangement or Retrocession Agreement. “Insurance Licenses” means the material licenses (including licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business held by any Regulated Insurance Company. “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, which, when in writing, shall be substantially in the form of Exhibit C (or such other form as the Lender may approve). “Interest Payment Date” means (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date and (b) as to any Eurodollar Rate Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and the Maturity Date.

12 “Interest Period” means, as to any Eurodollar Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if agreed to by the Lender, twelve months) thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Interpolated Rate” means, with respect to any Eurodollar Rate Borrowing for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as of 11:00 a.m., London time on the day two Business Days prior to the first day of such Interest Period. “IPC” means Validus Amalgamation Subsidiary, Ltd., a company organized under the laws of Bermuda and successor by amalgamation to IPC Holdings, Ltd. “IPC Facility” means the letters of credit master agreement between IPCRe Limited and Citibank N.A., providing for letters of credit and any modifications, amendments, restatements, waivers, extensions, renewals, replacements or refinancings thereof; provided that any such modifications, amendments, waivers, extensions, renewals, replacements or refinancings be on terms which, when taken together as a whole, are not adverse in any material respect to the interests of the Lender, as compared to those contained in the IPC Facility as of the date hereof. “IPCRe Limited” means IPCRe Limited, a company organized under the laws of Bermuda. “IRS” means the Internal Revenue Service, or any Governmental Authority succeeding to any of its principal functions. “Junior Subordinated Deferrable Debentures” mean Holdings’s Junior Subordinated Deferrable Interest Debentures due 2036 issued under the Junior Subordinated Indenture dated as of June 15, 2006 between Holdings and JPMorgan Chase Bank, National Association, as Trustee, as the same has been and may be amended from time to time, and any substantially similarly structured security issued by Holdings or any of its Subsidiaries, including for the avoidance of doubt Holdings’s Junior Subordinated Deferrable Interest Debentures due 2037 issued under the Junior Subordinated Indenture dated June 21, 2007 between Holdings and Wilmington Trust Company, as Trustee, Flagstone Reinsurance Holdings Limited’s (now Flagstone) Junior Subordinated Deferrable Interest Notes due 2036 issued under the Junior

13 Subordinated Indenture dated August 23, 2006 between Flagstone Reinsurance Holdings Limited and JPMorgan Chase Bank, National Association, as Trustee, Flagstone Reinsurance Holdings Limited’s (now Flagstone) Junior Subordinated Deferrable Interest Notes due 2037 issued under the Junior Subordinated Indenture dated September 20, 2007 between Flagstone Reinsurance Holdings Limited and The Bank of New York Trust Company, National Association, as Trustee, and Flagstone Finance S.A.’s Junior Subordinated Deferrable Interest Notes due 2037 issued under the Junior Subordinated Indenture dated June 8, 2007 between Flagstone Finance S.A. and Wilmington Trust Company, as Trustee. “Legal Requirements” means all applicable laws, rules and regulations and interpretations thereof made by any governmental body or regulatory authority (including any Applicable Insurance Regulatory Authority) having jurisdiction over Holdings or a Subsidiary. “Lender” has the meaning assigned to such term in the Preamble. “Lender’s Office” means the Lender’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Lender may from time to time notify to the Borrower. “Leverage Ratio” means the ratio of (i) Consolidated Indebtedness to (ii) Consolidated Total Capital. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Loan” means a revolving loan by the Lender to the Borrower under Section 2.01. “Loan Documents” means, collectively, this Agreement and each Fee Letter. “Loan Parties” means Holdings and the Borrower. “Margin Stock” means margin stock within the meaning of Regulation U. “Material Adverse Effect” means any material adverse condition or any material adverse change in or affecting (x) the business, operations, assets, liabilities or financial condition of Holdings and its Subsidiaries, taken as a whole, or (y) the rights and remedies of the Lender or the ability of any Loan Party to perform its obligations to the Lender under this Agreement. “Maturity Date” means: the earlier of (a) August 6, 2018 and (b) the date of termination in whole of the Commitment pursuant to the terms hereof. “Maximum Rate” has the meaning assigned to such term in Section 9.13.

14 “Minimum Consolidated Net Worth Amount” means, at any time, an amount which initially shall be equal to $2,789,131,000 and which amount shall be increased as follows: (i) immediately following the last day of each fiscal quarter (commencing with the fiscal quarter ended September 30, 2017) by an amount (if positive) equal to 25% of the Net Income for such fiscal quarter and (ii) by 50% of the aggregate increases in the consolidated shareholders’ equity of the Company during such fiscal quarter by reason of the issuance and sale of common Equity Interests of the Company, including upon any conversion of debt securities of the Company into such Equity Interests. “Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, any of its Subsidiaries or any ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, such Subsidiary or such ERISA Affiliate contributed to or had an obligation to contribute to such plan. “Net Worth” means, as to any Person, the sum of its capital stock (including its preferred stock), capital in excess of par or stated value of shares of its capital stock (including its preferred stock), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding (i) any treasury stock and (ii) the amount of the effects of Financial Accounting Statement No. 115 (which amount is shown on Holdings’ December 31, 2016 balance sheet under the caption “Accumulated other comprehensive income” and which, after adoption of Financial Accounting Statements Nos. 157 and 159 will be measured as the difference between investments carried at estimated fair value and investments carried at amortized cost). “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Loan Parties arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower. “OFAC” means the office of Foreign Assets Control of the U.S. Department of Treasury. “Other Connection Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder or under any of the other Credit Documents, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any

15 other transaction pursuant to or enforced this Agreement, or sold or assigned any Loan or an interest in any obligation of the Loan Parties under this Agreement). “Other Taxes” means any and all present or future stamp, registration, court or documentary taxes or any other similar excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or performance under, or otherwise in connection with this Agreement other than any Taxes that are Other Connection Taxes imposed with respect to an assignment. “Outstanding Amount” means, on any date, the aggregate outstanding principal amount of Loans after giving effect to any borrowings and prepayments or repayments of thereof, occurring on such date. “Participant” has the meaning assigned to such term in Section 9.04(d). “Participant Register” has the meaning assigned to such term in Section 9.04(d). “PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Subsidiary Indebtedness” means: (a) Indebtedness of the Borrower or any other Subsidiary of Holdings under this Agreement or existing on the date hereof and listed on Schedule 3.14 and extensions, renewals and replacements of any such Indebtedness, provided that such extending, renewal or replacement Indebtedness (i) shall not be Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or replaced, (ii) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium payable by the terms of such Indebtedness thereon and reasonable refinancing or renewal fees, costs and expenses), (iii) shall not have an earlier maturity date or shorter weighted average life than the Indebtedness being extended, renewed or replaced and (iv) shall be subordinated to the Indebtedness incurred hereunder on terms (if any) at least as favorable to the Lender as the Indebtedness being extended, renewed or replaced; (b) Indebtedness of the Borrower or any other Subsidiary of Holdings incurred in the ordinary course of business in connection with any Capital Markets Product that are not entered into for speculative purposes; (c) Indebtedness owed by Subsidiaries of Holdings to Holdings or any of its Subsidiaries; (d) Indebtedness of the Borrower or any other Subsidiary of Holdings incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by the Borrower or any other Subsidiary of Holdings in connection with the acquisition of any such assets or secured by a Lien on any such

16 assets prior to the acquisition thereof, provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $10,000,000 at any time outstanding; (e) Indebtedness of the Borrower or any other Subsidiary of Holdings in respect of letters of credit issued to reinsurance cedents, or to lessors of real property in lieu of security deposits in connection with leases of the Borrower or any other Subsidiary of Holdings, in each case in the ordinary course of business; (f) Indebtedness of the Borrower or any other Subsidiary of Holdings incurred in the ordinary course of business in connection with workers’ compensation claims, self-insurance obligations, unemployment insurance or other forms of governmental insurance or benefits and pursuant to letters of credit or other security arrangements entered into in connection with such insurance or benefit; and (g) Indebtedness under the Five-Year Secured Letter of Credit Facility and the Five-Year Unsecured Revolving Credit Facility; (h) Indebtedness representing installment insurance premiums owing by the Borrower or any other Subsidiary of Holdings in the ordinary course of business in respect of the liability insurance, casualty insurance or business interruption insurance maintained by the Borrower or any other Subsidiary of Holdings, in each case in respect of their properties and assets (but excluding, for the avoidance of doubt, any insurance or reinsurance provided or obtained by the Borrower or any other Subsidiary of Holdings in connection with performing its Insurance Business or managing risk in respect thereof); (i) Acquired Indebtedness of the Borrower and other Subsidiaries of Holdings in an aggregate principal amount not exceeding $250,000,000 at any time outstanding; (j) without duplication, additional Indebtedness of the Borrower and other Subsidiaries of Holdings not otherwise permitted under clauses (a) through (i) of this definition which, when added to the aggregate amount of all Liens (other than with respect to Indebtedness incurred pursuant to this clause (j)) incurred by Holdings pursuant to Section 6.03(w), shall not exceed at any time outstanding 10% of Consolidated Net Worth at the time of incurrence of any new Indebtedness under this clause (j); provided that immediately after giving effect (including pro forma effect) to the incurrence of any Indebtedness pursuant to this clause (j), no Event of Default shall have occurred and be continuing; (k) Indebtedness arising from Guarantees made by the Borrower or any Subsidiary of Holdings of the type described in the definition hereof; (l) Indebtedness of the Borrower or any Subsidiary of Holdings in connection with the Junior Subordinated Deferrable Debentures, including the sale, assignment or transfer of such Indebtedness among the Borrower and other Subsidiaries of Holdings; and (m) Indebtedness of Validus Holdings (UK) plc created in connection with its acquisition of Validus Reinsurance (Switzerland) Ltd.

17 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any pension plan as defined in Section 3(2) of ERISA and subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or any of its Subsidiaries or any of their ERISA Affiliates, and each such plan for the five year period immediately following the latest date on which Holdings, any of its Subsidiaries or any of their ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan. “Policies” means all insurance policies, annuity contracts, guaranteed interest contracts and funding agreements (including riders to any such policies or contracts, certificates issued with respect to group life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by any Regulated Insurance Company and any coinsurance agreements entered into or to be entered into by any Regulated Insurance Company. “Preferred Securities” means any preferred Equity Interests (or capital stock) of any Person that has preferential rights with respect to dividends or redemptions or upon liquidation or dissolution of such Person over shares of common Equity Interests (or capital stock) of any other class of such Person. “Prepayment Notice” means a notice by the Borrower to prepay Loans, which, when in writing, shall be substantially in the form of Exhibit D (or such other form as the Lender may approve). “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender) or any similar release by the Federal Reserve Board (as determined by the Lender). “Private Act” means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to the Borrower, in whole or in part. “Protected Cell Company” means a Subsidiary that has created segregated accounts pursuant to the provisions of the Segregated Account Companies Act 2000 of Bermuda. “Register” has the meaning assigned to such term in Section 9.04(c). “Regulated Insurance Company” means any Subsidiary of Holdings, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction (foreign or domestic) and is regulated by any Applicable Insurance Regulatory Authority.

18 “Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Reinsurance Agreement” means any agreement, contract, treaty, certificate or other arrangement whereby any Regulated Insurance Company agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Regulated Insurance Company under a policy or policies of insurance issued by such Regulated Insurance Company or under a reinsurance agreement assumed by such Regulated Insurance Company. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisers of such Person and such Person’s Affiliates. “Restricted Margin Stock” means Margin Stock owned by Holdings or any of its Subsidiaries the value of which (determined as required under clause 2(i) of the definition of “Indirectly Secured” set forth in Regulation U) represents not more than 33% of the aggregate value (determined as required under clause (2)(i) of the definition of “Indirectly Secured” set forth in Regulation U), on a consolidated basis, of the property and assets of Holdings and its Subsidiaries (excluding any Margin Stock) that is subject to the provisions of Sections 6.02 and 6.03. “Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement. “S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions- related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant and applicable sanctions authority, (b) any Person located, organized or resident in

19 a Sanctioned Country or (c) any Person owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a) or (b). “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant and applicable sanctions authority. “SAP” means, with respect to any Regulated Insurance Company, the statutory accounting principles and accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state or jurisdiction in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Article VII, including defined terms as used therein, are subject (to the extent provided therein) to Section 1.03. “Screen Rate” means with respect to the Eurodollar Rate for any Interest Period, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over administration of that rate) for Dollars and the relevant Interest Period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate). If such page or service ceases to be available, the Lender may specify another page or service, displaying the relevant rate after consultation with the Borrower; provided that, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Lender from time to time in its reasonable discretion. If, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Rate. Notwithstanding the foregoing, if the Screen Rate, determined as provided above, would otherwise be less than zero, then the Screen Rate shall be deemed to be zero for all purposes. “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Service of Process Agent” means CT Corporation Systems, 111 Eighth Avenue, New York, New York 10011. “Significant Insurance Subsidiary” means a Regulated Insurance Company which is also a Significant Subsidiary. “Significant Subsidiary” means the Borrower, each Subsidiary of other Holdings that either (i) as of the end of the most recently completed fiscal year of Holdings for which audited financial statements are available, has assets that exceed 10% of the total consolidated assets of Holdings and all of its Subsidiaries as of the last day of such period or (ii) for the most recently completed fiscal year of Holdings for which audited financial statements are available, has revenues that exceed 10% of the consolidated revenue of Holdings and all of its Subsidiaries for such period; provided that, if at any time the aggregate amount of the total consolidated assets of

20 Holdings and all of its Subsidiaries or the consolidated revenue of Holdings and all of its Subsidiaries attributable to Subsidiaries that are not Significant Subsidiaries exceeds 15% of the total consolidated assets of Holdings and all of its Subsidiaries as of the end of any such fiscal year or 15% of the consolidated revenue of Holdings and all of its Subsidiaries for any such fiscal quarter, Holdings (or, in the event Holdings has failed to do so within ten days, the Lender) shall designate sufficient Subsidiaries as “Significant Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Significant Subsidiaries. “Solvent” means, with respect to any Person on a particular date, that on such date (a) the amount of the “present fair saleable value” of each of the business and assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of each of the business and assets of such Person is greater than the amount that will be required to be paid on or in respect of the probable “liability” on the existing debts and other “liabilities contingent or otherwise” of such Person, (c) the assets of such Person do not constitute unreasonably small capital for such Person to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Person, taking into account the particular capital requirements of the business conducted by such Person and projected capital requirements and capital availability thereof, (d) such Person does not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Person, and of amounts to be payable on or in respect of debt of such Person) and (e) such Person does not believe that final judgments against such Person in actions for money damages presently pending will be rendered at a time when, or in an amount such that, they will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) and such Person believes that its cash flow, after taking into account all other anticipated uses of the cash of such Person (including the payments on or in respect of debt referred to in paragraph (d) of this definition), will at all times be sufficient to pay all such judgments promptly in accordance with their terms. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. “Statutory Statements” means, with respect to any Regulated Insurance Company for any fiscal year, the annual or quarterly financial statements of such Regulated Insurance Company as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith. “Subsidiary” means any subsidiary of Holdings. “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of

21 which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, assessments, fees, assessments, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Total Outstandings” means the aggregate Outstanding Amount of all Loans. “Transaction” means the execution, delivery and performance by each Loan Party of this Agreement, the borrowing of Loans by the Borrower and the use of proceeds thereof, in each case, on and after the Closing Date. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurodollar Rate or the Base Rate. “United States” and “U.S.” mean the United States of America. “Unrestricted Margin Stock” means any Margin Stock owned by Holdings or any of its Subsidiaries which is not Restricted Margin Stock. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.11(e). “Wholly-Owned Subsidiary” of any Person means any subsidiary of such Person to the extent all of the capital stock or other ownership interests in such subsidiary, other than directors’ or nominees’ qualifying shares, is owned directly or indirectly by such Person. “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws

22 (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. SECTION 1.03 Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the case may be, as in effect from time to time; provided that, if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrower that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with Section 9.02. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein to calculate compliance with Sections 6.10 shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

23 ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS SECTION 2.01 Revolving Commitment. Subject to and upon the terms and conditions herein set forth, the Lender agrees, at any time and from time to time during the Availability Period, to make a loan or loans (each, a “Loan” and, collectively, the “Loans”) to the Borrower, which Loans (i) may be made and maintained only in Dollars; (ii) may be repaid and reborrowed in accordance with the provisions hereof; (iii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Loans made as part of the same Borrowing shall, unless otherwise specified herein, consist of Loans of the same Type; and (iv) shall not be made (and shall not be required to be made) by the Lender if the making of same would cause the aggregate Outstanding Amount of the Loans to exceed the Lender’s Commitment as then in effect. SECTION 2.02 Loans and Borrowings. (a) Type of Loans. Subject to Section 2.16, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Rate Loans as the Borrower may request in accordance herewith. The Lender at its option may make any Eurodollar Rate Loan by causing any domestic or foreign branch or Affiliate of the Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Eurodollar Rate Loan in accordance with the terms of this Agreement. (b) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Rate Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $100,000. Each Base Rate Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $100,000; provided that a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitment. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not be more than a total of 10 Eurodollar Rate Borrowings outstanding at any time. SECTION 2.03 Borrowing Requests. (a) Notice by Borrower. Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Lender. Each such notice shall be in the form of a written Borrowing Request, appropriately completed and signed by an Authorized Officer of the Borrower and must be received by the Lender not later than 11:00 a.m. (New York City time) (i) in the case of a Eurodollar Rate Borrowing, three Business Days prior to the date of the requested Borrowing or (ii) in the case of a Base Rate Borrowing, one Business Day prior to the date of the requested Borrowing. (b) Content of Borrowing Requests. Each Borrowing Request pursuant to this Section shall specify the following information in compliance with Section 2.02: (i) the aggregate amount of the requested Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) whether such Borrowing is to be a Base Rate Borrowing or Eurodollar Rate Borrowing;

24 (iv) in the case of a Eurodollar Rate Borrowing, the Interest Period therefor; and (v) the location and number of the Borrower’s account to which funds are to be disbursed. (c) Failure to Elect. If no election as to the Type of a Borrowing is specified in the applicable Borrowing Request, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Rate Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. SECTION 2.04 Funding of Borrowings. The Lender shall make the amount of each Borrowing available to the Borrower in immediately available funds not later than 12:00 noon (New York City time) on the proposed date thereof, by wire transfer of such funds in accordance with the instructions provided in the applicable Borrowing Request. SECTION 2.05 Interest Elections. (a) Elections by Borrower for Borrowings. The Loans comprising each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Rate Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Rate Borrowing, may elect the Interest Period therefor, all as provided in this Section 2.05. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case the Loans comprising each such portion shall be considered a separate Borrowing. (b) Notice of Elections. Each such election pursuant to this Section shall be made upon the Borrower’s irrevocable notice to the Lender. Each such notice shall be in the form of a written Interest Election Request, appropriately completed and signed by an Authorized Officer of the Borrower and must be received by the Lender not later than the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the Closing Date of such election. (c) Content of Interest Election Requests. Each Interest Election Request pursuant to this Section shall specify the following information in compliance with Section 2.02: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or Eurodollar Rate Borrowing; and

25 (iv) if the resulting Borrowing is a Eurodollar Rate Borrowing, the Interest Period therefor after giving effect to such election. (d) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Rate Borrowing prior to the end of the Interest Period therefor, then, unless such Eurodollar Rate Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such Eurodollar Rate Borrowing shall automatically be converted to a Base Rate Borrowing at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Rate Borrowing and (ii) unless repaid, each Eurodollar Rate Borrowing shall automatically be converted to a Base Rate Borrowing at the end of the Interest Period therefor. SECTION 2.06 Increased Costs. (a) Increased Costs Generally. If a Change in Law shall (i) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement (including any insurance charge or other assessment) against letters of credit issued by or participated in, assets of, deposits with or for the account of, or credit extended by, the Lender (except any such reserve requirement reflected in the Adjusted Eurodollar Rate), or (ii) impose on the Lender or the London interbank market any other conditions directly or indirectly affecting this Agreement, or any Loans made by the Lender, or (iii) subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (C) Connection Income Taxes, and (D) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), then, upon written demand to the Borrower by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. (b) Capital Requirements. If the Lender determines that any Change in Law affecting the Lender, any of its applicable lending offices or its holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on capital for the Lender or its holding company, if any, as a consequence of this Agreement, the Commitment of the Lender or the Loans made by the Lender to a level below that which the Lender or its holding company, as the case may be, could have achieved but for such Change in Law (taking into consideration the Lender’s or its holding company’s policies, as applicable, with respect to capital adequacy, as generally applied), then from time to time upon written demand to the Borrower from

26 the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or its holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate submitted to Borrower by the Lender setting forth (i) the basis, in reasonable detail, for the determination of such additional amount or amounts necessary to compensate the Lender as aforesaid and (ii) the basis, in reasonable detail, for the computation of such amount or amounts, which shall be consistently applied shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.06 upon subsequent receipt of such certificate. (d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof). SECTION 2.07 Termination and Reduction of Commitment. (a) Unless previously terminated, the Commitment shall automatically terminate on the date specified in clause (a)(i) of the definition of “Maturity Date” (as may be extended pursuant to Section 2.19. (b) The Borrower may, without premium or penalty (but subject to break funding payments required by Section 2.17), at any time terminate, or from time to time reduce, the Commitment; provided that (i) each reduction of the Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitment if, after giving effect to such termination or reduction and any concurrent prepayment of the Loans in accordance with Section 2.15, the Total Outstandings would exceed the Commitment. (c) The Borrower shall notify the Lender of any election to terminate or reduce the Commitment under paragraph (b) of this Section 2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of Commitment may state that such notice is conditioned upon the effectiveness of other credit facilities or other alternative financing or other transactions specified therein, in which case such notice may be revoked without penalty prior to the specified time if such condition is not satisfied (each such notice a “Conditional Termination Notice”). Any termination or reduction of the Commitment shall be permanent.

27 SECTION 2.08 Mandatory Prepayment. If on any date the Total Outstandings exceed the Commitment as then in effect, the Borrower shall prepay on such date the principal amount of outstanding Loans in amount equal to the amount of any such excess. SECTION 2.09 Interest. (a) Interest Rates. Subject to paragraph (b) of this Section, (i) each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; and (ii) each Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Adjusted Eurodollar Rate for the Interest Period therefor plus the Applicable Rate for Eurodollar Rate Loans. (b) Default Interest. If any amount payable by the Borrower under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate. (c) Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Rate Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion. (d) Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Adjusted Eurodollar Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error. SECTION 2.10 Fees. (a) The Borrower agrees to pay to the Lender a commitment fee (the “Commitment Fee”), which shall accrue at a rate per annum equal to 0.15% on the average daily unused amount of the Commitment, during the period from and including the Closing Date to but excluding the Maturity Date. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December of each year and on the Maturity Date. All Commitment Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (b) All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances.

28 SECTION 2.11 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Credit Document shall be made free and clear of and without deduction for any Taxes except as required by applicable law. If any applicable law (as determined in the good faith discretion of the applicable withholding agent) requires the withholding or deduction of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (ii) the applicable withholding agent shall make such withholding or deductions and (iii) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law. (b) In addition, the applicable Loan Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (c) Each Loan Party severally (and not jointly) agrees to indemnify the Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by such recipient and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (with reasonable detail) delivered to any Loan Party by the Lender shall be conclusive absent manifest error. (d) As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender. (e) (i) If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document, the Lender shall deliver to the applicable Loan Party, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by such Loan Party as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by any Loan Party, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Loan Party as will enable such Loan Party to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(e)(ii)(A) and (ii)(B) and 2.11(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

29 (ii) Without limiting the generality of the foregoing, in the event that any Loan Party is a U.S. Person, or, if not a U.S. Person, upon and Loan Party’s request, (A) if the Lender is a U.S. Person, it shall deliver to such Loan Party on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party), executed originals of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party (in such number of copies as shall be requested) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed originals of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Loan Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or (4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner; and

30 (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party (in such number of copies as shall be requested) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Loan Party to determine the withholding or deduction required to be made. The Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Parties in writing of its legal inability to do so. (f) If the Lender determines, in its sole discretion exercised in good faith, that it is entitled to claim or receive a refund from a Governmental Authority in respect of Indemnified Taxes or Other Taxes paid by any Loan Party pursuant to this Section 2.11, the Lender shall promptly notify such Loan Party of the availability of such refund claim and, if the Lender determines, in its sole discretion exercised in good faith, that making a claim for refund will not have an adverse effect on its Taxes or business operations, shall, within 60 days after receipt of a request by such Loan Party and at the Holdings’ expense, make a claim to such Governmental Authority for such refund. If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.11, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.11 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Loan Party incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11(f) in no event will the Lender be required to pay any amount to an indemnifying party pursuant to this Section 2.11(f) the payment of which would place the Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Loan Party or any other Person. (g) If a payment made to the Lender under this Agreement or any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the applicable Loan Party at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by

31 Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Loan Party as may be necessary for such Loan Party to comply with its obligations under FATCA and to determine that the Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.11(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (h) For purposes of this Section 2.11, the term “applicable law” includes FATCA. SECTION 2.12 Payments Generally. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.06 or 2.11 or otherwise) prior to 12:00 noon (or, in the case of any prepayment or repayment in full of all outstanding Loans, 2:00 p.m.), New York City time, on the date when due, in immediately available funds, without set-off or counterclaim in Dollars. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at the Lender’s Office. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. (b) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, and (ii) second, towards payment of principal then due hereunder. SECTION 2.13 Mitigation Obligations. If the Lender requests compensation under Section 2.06, or if any Loan Party is required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 2.06 or Section 2.11, or the Lender determines it can no longer make or maintain Eurodollar Rate Loans pursuant to Section 2.18, then the Lender shall use reasonable efforts to designate a different lending office for funding its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.06 or 2.11, as the case may be, in the future, or mitigate the impact of Section 2.18 and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment. SECTION 2.14 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of all Loans on the Maturity Date. (b) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan,

32 including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. (c) The entries made in the accounts maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. SECTION 2.15 Voluntary Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, except as provided in Section 2.17, subject to prior notice in accordance with paragraph (b) of this Section. (b) The Borrower shall notify the Lender by telephone (confirmed a written Prepayment Notice, appropriately completed and signed by an Authorized Officer of the Borrower) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Rate Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable (unless given in connection with a Conditional Termination Notice, as set forth in Section 2.07, in which case, subject to Section 2.17, such notice of prepayment may be revoked if such Conditional Termination Notice is revoked in accordance with Section 2.07) and shall specify the prepayment date, the Borrowing or Borrowings which are to be prepaid and the principal amount of each Borrowing or portion thereof to be prepaid. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.09. SECTION 2.16 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Rate Borrowing: (a) the Lender reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or (b) the Lender reasonably determines that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining its Loan included in such Borrowing for such Interest Period; then the Lender shall give notice thereof to the Borrower by telephone (followed by written or facsimile notice) or facsimile or in writing as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Rate Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Rate Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

33 SECTION 2.17 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of a mandatory prepayment under Section 2.08 or the occurrence of an Event of Default), (b) the conversion of any Eurodollar Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Rate Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Rate Loan, such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Lender would bid were it to bid, at the commencement of such period, for dollar deposits of the comparable amount and period from other banks in the Eurodollar market. A certificate of the Lender setting forth in reasonable detail any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof. SECTION 2.18 Illegality. If the Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the Adjusted Eurodollar Rate, or to determine or charge interest rates based upon the Adjusted Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by the Lender to the Borrower, (i) any obligation of the Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of the Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of the Lender shall, if necessary to avoid such illegality, be determined by the Lender without reference to the Adjusted Eurodollar Rate component of the Base Rate, in each case until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from the Lender, prepay or, if applicable, convert all Eurodollar Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Lender without reference to the Adjusted Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of the Lender determining or charging interest rates based upon the Adjusted Eurodollar Rate, the Lender shall during the period of such suspension compute the Base Rate without reference to the Adjusted Eurodollar Rate component. Upon any such

34 prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.17. SECTION 2.19 Extension of Commitment. (a) Requests for Extension. The Borrower may, on not more than two occasions, by notice to the Lender not earlier than 90 days and not later than 30 days prior to the Maturity Date then in effect hereunder (the “Existing Revolving Maturity Date”), request that the Lender extend the Maturity Date for an additional 364 days from the Existing Revolving Maturity Date. (b) Lender Elections to Extend. The Lender, acting in its sole and individual discretion, shall, by notice to the Borrower given not later than the date that is 15 days (or, if such date is not a Business Day, on the next preceding Business Day) prior to the Existing Revolving Maturity Date, advise the Borrower whether or not the Lender agrees to such extension. (c) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective unless: (i) no Default shall have occurred and be continuing on the date of such extension and after giving effect thereto; and (ii) all representations and warranties (excluding those set forth in Section 3.09(b)) contained herein shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) with the same effect as though such representations and warranties had been made on the date of such extension (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date). ARTICLE III REPRESENTATIONS AND WARRANTIES Each of Holdings and the Borrower, on behalf of itself and its Subsidiaries represents and warrants to the Lender that: SECTION 3.01 Corporate Status. Each of Holdings and each of its Significant Subsidiaries (i) is a duly organized and validly existing corporation or business trust or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has been duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except, in the case of this clause (ii), where the failure to be so qualified, authorized or in good standing, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

35 SECTION 3.02 Corporate Power and Authority. Each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Each Loan Party has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law. SECTION 3.03 No Contravention of Agreements or Organizational Documents. Neither the execution, delivery and performance by any Loan Party of this Agreement nor compliance with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Loan Party or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material instrument to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws or other organizational documents of Holdings or any of its Subsidiaries, except to the extent that, in the case of each of the immediately preceding clauses (i) and (ii), would reasonably be expected to have a Material Adverse Effect. SECTION 3.04 Litigation and Environmental Matters. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings or any of its Significant Subsidiaries, threatened involving Holdings or any of its Subsidiaries (including with respect to this Agreement) that, either individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect. Except for any matters that, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect, neither Holdings nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. SECTION 3.05 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans shall be utilized for the general corporate (including acquisitions) and working capital purposes of the Borrower. (b) Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X and, to the extent such use entails a violation of the provisions of Regulations T, U or X, no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

36 SECTION 3.06 Approvals. Any (a) order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, which is required to authorize or is required or (b) third party approval, permit or license required to be obtained, in each case in connection with (i) the Transaction or (ii) the legality, validity, binding effect or enforceability of this Agreement, has been obtained and is in full force and effect. SECTION 3.07 Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. SECTION 3.08 True and Complete Disclosure; Projections and Assumptions. All factual information (taken as a whole) heretofore or contemporaneously furnished by Holdings, the Borrower or any of its Subsidiaries to the Lender (including all information contained in this Agreement) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other factual information (taken as a whole with all other such information theretofore or contemporaneously furnished) hereafter furnished by any such Persons to the Lender will be, true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole with all other such information theretofore or contemporaneously furnished) not materially misleading at such time in light of the circumstances under which such information was provided; provided that with respect to projections, Holdings represents only that the projections contained in such materials are based on good faith estimates and assumptions believed by Holdings to be reasonable and attainable at the time made, it being recognized by the Lender that such projections as to future events are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond Holdings’ control and that actual results during the period or periods covered by any such projections may materially differ from the projected results. SECTION 3.09 Financial Condition. (a) Holdings has heretofore furnished to the Lender its consolidated balance sheet and consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows (x) as of and for the fiscal year ended December 31, 2016, and (y) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2017, in each case, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end adjustments and the absence of footnotes. (b) Since December 31, 2016, nothing has occurred, either individually or in the aggregate, which has resulted in, or would reasonably be expected to result in, any material adverse condition or any material adverse change in or affecting (i) the business, operations, assets, liabilities or financial condition of Holdings and its Subsidiaries, taken as a whole, or (ii) the rights and remedies of the Lender or the ability of any Loan Party to perform its obligations to the Lender under this Agreement.

37 SECTION 3.10 Tax Returns and Payments. Except where the failure to do so would not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect, Holdings and its Subsidiaries (i) have timely filed or caused to be timely filed with the appropriate taxing authority (taking into account any applicable extension within which to file) all income and other tax returns (including any statements, forms and reports), domestic and foreign, required to be filed by Holdings or any of its Subsidiaries, and (ii) have timely paid, collected or remitted or caused to have timely paid, collected or remitted all taxes payable by them which have become due and assessments which have become due, except for those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with GAAP. To the best knowledge of Holdings and its Subsidiaries, there is no action, suit, proceeding, investigation, audit or claim now pending, or proposed or threatened in writing, by any taxing authority regarding any income taxes or any other taxes relating to Holdings or any of its Subsidiaries, which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect. To the best knowledge of Holdings and its Subsidiaries, no tax Liens have been filed and no claims are pending, or proposed or threatened in writing, with respect to any taxes, fees or other charges for any taxable period, except for Liens permitted under Section 6.03 and claims which, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 3.11 Compliance with ERISA. (a) Except as, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, Holdings and its Subsidiaries and their ERISA Affiliates (i) have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the applicable provisions of ERISA and the Code, and (ii) have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than PBGC premiums and employer contributions due but not delinquent in the ordinary course of business). (b) Except as, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made, (iii) neither Holdings nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan that is required to be funded, determined as of the end of the Holdings’ most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities. SECTION 3.12 Subsidiaries. (a) Set forth on Schedule 3.12 is a complete and correct list of all of the Subsidiaries of Holdings as of the Closing Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding direct ownership interests

38 in such Subsidiary, (iii) the percentage ownership of such Subsidiary represented by such ownership interests and (iv) specifying if such Subsidiary is a Significant Subsidiary. Except as disclosed on Schedule 3.12, as of the Closing Date, each of Holdings and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it on Schedule 3.12. (b) As of the Closing Date, there are no restrictions on Holdings or any of its Significant Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of Holdings to Holdings, other than (i) prohibitions or restrictions existing under or by reason of this Agreement, (ii) prohibitions or restrictions existing under or by reason of Legal Requirements, (iii) prohibitions and restrictions permitted by Section 6.12 and (iv) other prohibitions or restrictions which, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 3.13 Capitalization. As of the Closing Date, the authorized capital stock of Holdings consists of 571,428,571.4 shares, par value $0.175 per share. As of the Closing Date, none of Holdings’ Significant Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except for options, warrants and grants outstanding in the aggregate amounts set forth on Schedule 3.13. SECTION 3.14 Indebtedness. Holdings and its Significant Subsidiaries do not have any Indebtedness for borrowed money on the Closing Date other than the Indebtedness listed on Schedule 3.14 or set forth on the balance sheet referred to in Section 3.09(a). SECTION 3.15 Compliance with Statutes and Agreements. (a) Holdings and each of its Significant Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, and has filed or otherwise provided all material reports, data, registrations, filings, applications and other information required to be filed with or otherwise provided to, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws), except where (i) the failure to comply or file or otherwise provide, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect or (ii) such statutes, regulations, rules and orders are being contested in good faith by appropriate proceedings diligently conducted. All required regulatory approvals are in full force and effect on the date hereof, except where the failure of such approvals to be in full force and effect, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. (b) Holdings and each of its Significant Subsidiaries is in compliance with all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

39 SECTION 3.16 Insurance Licenses. There is (i) no Insurance License that is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (ii) no sustainable basis for such a suspension, revocation or limitation, and (iii) no such suspension, revocation or limitation threatened by any Applicable Insurance Regulatory Authority, that, in each instance under (i), (ii) and (iii) above and either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect. SECTION 3.17 Insurance Business. All insurance policies issued by any Significant Insurance Subsidiary are, to the extent required under applicable law, on forms approved by the insurance regulatory authorities of the jurisdiction where issued or have been filed with and not objected to by such authorities within the period provided for objection, except for those forms with respect to which a failure to obtain such approval or make such a filing without it being objected to, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 3.18 Properties; Liens; and Insurance. (a) Holdings and its Significant Subsidiaries have good title to, or valid leasehold interests in, all real and personal property material to the businesses of Holdings and its Significant Subsidiaries, taken as a whole. There exists no Lien (including any Lien arising out of any attachment, judgment or execution) of any kind, on, in or with respect to any of the property of Holdings or any of its Significant Subsidiaries, in each case except as expressly permitted by Section 6.03. (b) Holdings and its Significant Subsidiaries own, or are licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to the businesses of Holdings and its Significant Subsidiaries, taken as a whole, and the use thereof by Holdings or such Significant Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. (c) As of the Closing Date, all premiums in respect of each material insurance policy maintained by Holdings and its Significant Subsidiaries have been paid. Holdings believes that the insurance maintained by or on behalf of Holdings and its Significant Subsidiaries is in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses. SECTION 3.19 Solvency. On the Closing Date and upon the occurrence of each Borrowing, both before and after giving effect thereto, Holdings and its Subsidiaries, taken as a whole, are Solvent. SECTION 3.20 PATRIOT Act; Sanctions; Anti-Corruption. (a) PATRIOT Act. To the extent applicable, each of the Borrower and its Subsidiaries is in compliance in all material respects with the PATRIOT Act and other applicable anti-money laundering laws and regulations.

40 (b) Anti-Corruption Laws and Sanctions. Holdings has implemented and maintains in effect policies and procedures reasonably designed to promote compliance in all material respects by Holdings, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and Holdings, its Subsidiaries and to the knowledge of Holdings, their respective officers, directors and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and, in the case of any Loan Party, is not knowingly engaged in any activity that could reasonably be expected to result in such Loan Party being designated as a Sanctioned Person. None of (a) Holdings, any Subsidiary or to the knowledge of Holdings or such Subsidiary and any of their respective directors, officers or employees, or (b) to the knowledge of Holdings, any agent of Holdings or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions. ARTICLE IV CONDITIONS SECTION 4.01 Closing Date. The obligation of the Lender to make Borrowings hereunder is subject to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions: (a) On or prior to the Closing Date, (i) each Loan Party and the Lender shall have signed a copy hereof (whether the same or different copies). (b) On the Closing Date, the Lender shall have received (i) an opinion, in form and substance reasonably satisfactory to the Lender, addressed to the Lender and dated the Closing Date, from Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to the Loan Parties and (ii) an opinion, in form and substance reasonably satisfactory to the Lender, addressed to the Lender and dated the Closing Date, from Appleby, special Bermuda counsel to the Loan Parties. (c) (i) On the Closing Date, the Lender shall have received from each Loan Party, a certificate, dated the Closing Date, signed by an Authorized Officer of such Loan Party, and attested to by the Secretary or any Assistant Secretary of such Loan Party, together with (x) copies of its certificate of incorporation, by-laws or other organizational documents and (y) the resolutions of the board of directors of such Loan Party relating to this Agreement which shall be satisfactory to the Lender; (ii) On or prior to the Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all certificates, documents and papers, including certificates of existence or good standing certificates, as applicable, and any other records of corporate proceedings and governmental approvals, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

41 (d) The Lender shall have received evidence reasonably satisfactory to it that since December 31, 2016, nothing shall have occurred or become known to the Lender which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect. (e) The Lender shall have received evidence reasonably satisfactory to it that on the Closing Date, no actions, suits or proceedings by any entity (private or governmental) shall be pending against Holdings or any of its Significant Subsidiaries (i) with respect to this Agreement or the Transaction or (ii) which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect. (f) The Lender shall have received evidence reasonably satisfactory to it that on the Closing Date, all governmental and third party approvals, permits and licenses required to be obtained in connection with the Transaction on or prior to the Closing Date shall have been obtained and remain in full force and effect. (g) The Lender shall have received evidence reasonably satisfactory to it that on the Closing Date, Holdings and its Significant Subsidiaries shall have no outstanding preferred stock or Hybrid Capital or Indebtedness for borrowed money except preferred stock or Hybrid Capital or Indebtedness set forth on Schedule 3.14 or set forth on the balance sheet referred to in Section 3.09(a). (h) The Lender shall have received evidence reasonably satisfactory to it that on the Closing Date, there shall exist no Default or Event of Default, and all representations and warranties made by each Loan Party contained herein shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date). (i) The Lender shall have received evidence reasonably satisfactory to it that on the Closing Date, each Significant Insurance Subsidiary (other than Talbot 2002 Underwriting Capital Ltd., AlphaCat Reinsurance Ltd. and Validus Holdings (UK) Plc) shall have an A.M. Best financial strength rating of at least “A-”. (j) On the Closing Date, Holdings shall have paid the Lender all fees, reasonable out-of-pocket expenses (including legal fees and expenses of the Lender) and other compensation, in each case, to the extent invoiced and due and payable on or prior to the Closing Date. (k) On the Closing Date, the Lender shall have received a letter from the Service of Process Agent, presently located at 111 Eighth Avenue, New York, New York, 10011, indicating its consent to its appointment by each Loan Party as its agent to receive service of process as specified in this Agreement is in full force and effect and applies to this Agreement in all respects.

42 SECTION 4.02 Conditions to All Borrowings. The obligation of the Lender to make a Borrowing (including its initial Borrowing) is additionally subject to the satisfaction of the following conditions: (a) the Lender shall have received a written Borrowing Request in accordance with the requirements hereof; (b) (i) There shall exist no Default or Event of Default and (ii) all representations and warranties (excluding those set forth in Section 3.09(b)) contained herein shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) with the same effect as though such representations and warranties had been made on the date of such Borrowing (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and Each Borrowing shall be deemed to constitute a representation and warranty by the Loan Parties on and as of the date of the applicable Borrowing as to the matters specified in clause (b) above in this Section. ARTICLE V AFFIRMATIVE COVENANTS Until the Commitment has expired or been terminated and all principal of and interest on each Loan, and all fees payable hereunder shall have been paid in full, each of Holdings and the Borrower covenant and agree with the Lender that: SECTION 5.01 Information Covenants. Holdings will furnish to the Lender: (a) Annual Financial Statements. (i) As soon as available and in any event within 90 days after the close of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, changes in shareholders’ equity and cash flows of Holdings and its Subsidiaries for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing selected by Holdings (without a “going concern” or like qualification and without any qualification or exception as to the scope of such audit), which report shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and their consolidated results of operations and cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial

43 statements has been made in accordance with generally accepted auditing standards. Holdings shall be deemed to have delivered the same to the Lender if Holdings files the same with the SEC via EDGAR and Holdings notifies the Lender of such filing. (ii) As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Borrower as presenting fairly in all material respects, in accordance with GAAP, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure. The Borrower shall be deemed to have delivered the same to the Lender if the Borrower files the same with the SEC via EDGAR and notifies the Lender of such filing. (b) Quarterly Financial Statements. (i) As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings, unaudited consolidated balance sheets of Holdings and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of Holdings and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of Holdings as presenting fairly in all material respects, in accordance with GAAP, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure. Holdings shall be deemed to have delivered the same to the Lender if Holdings files the same with the SEC via EDGAR and notifies the Lender of such filing. (ii) As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for

44 the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Borrower as presenting fairly in all material respects, in accordance with GAAP, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure. Holdings shall be deemed to have delivered the same to the Lender if Holdings files the same with the SEC via EDGAR and notifies the Lender of such filing. (c) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 5.01(a) and 5.01(b), a certificate of a Financial Officer of Holdings (i) certifying that no Default has occurred or, if any Default has occurred, specifying the nature and extent thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the provisions of Sections 6.10, as at the end of such fiscal year or quarter, as the case may be, (iii) certifying that the Regulated Insurance Companies have maintained adequate reserves and (iv) stating whether any change in GAAP or in the application thereof has occurred since December 31, 2016 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate. (d) Notice of Default or Litigation. (x) Promptly after any Authorized Officer becomes aware of the occurrence of any Default and/or any event or condition constituting, or which would reasonably be expected to have, a Material Adverse Effect, a certificate of an Authorized Officer of Holdings setting forth the details thereof and the actions which Holdings is taking or proposes to take with respect thereto and (y) promptly after Holdings knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against Holdings and/or any Subsidiary which claim has had, or would reasonably be expected to have, a Material Adverse Effect. (e) Other Statements and Reports. Promptly upon the mailing thereof to the security holders of Holdings generally, copies of all financial statements, reports, proxy statements and other documents so mailed, in each case setting forth any information that is material to Holdings and its Subsidiaries, taken as whole, as reasonably determined by the board of directors of Holdings, a duly authorized committee thereof or an Authorized Officer of Holdings; provided that Holdings will not be required to provide any information relating to any business transaction that has not otherwise been publicly disclosed to the extent that Holdings determines that disclosure of such information to the Lender would either violate the terms of any confidentiality agreement, arrangement or understanding with a third party or otherwise jeopardize the success of such business transaction. (f) Insurance Reports and Filings. (i) Promptly after the filing thereof, a copy of each annual Statutory Statement filed by each Significant Insurance Subsidiary to the extent required by the Applicable Insurance Regulatory Authority. (ii) Promptly following the delivery or receipt, as the case may be, by any Significant Insurance Subsidiary or any of its respective Subsidiaries,

45 copies of (a) each registration, filing or submission made by or on behalf of any Regulated Insurance Company with any Applicable Insurance Regulatory Authority, except for policy form or rate filings, (b) each examination and/or audit report submitted to any Regulated Insurance Company by any Applicable Insurance Regulatory Authority, (c) all information which the Lender may from time to time request with respect to the nature or status of any deficiencies or violations reflected in any examination report or other similar report, and (d) each report, order, direction, instruction, approval, authorization, license or other notice which Holdings or any Regulated Insurance Company may at any time receive from any Applicable Insurance Regulatory Authority, in each of (a) through (d), that is material to Holdings and its Subsidiaries, taken as a whole, as reasonably determined by the board of directors of Holdings, a duly authorized committee thereof or an Authorized Officer of Holdings. (iii) Promptly after filed with the Applicable Insurance Regulatory Authority after the end of each fiscal year of Holdings, a report by an independent qualified actuary reviewing the adequacy of loss and loss adjustment expense reserves as at the end of the last fiscal year of Holdings and its Subsidiaries on a consolidated basis, determined in accordance with SAP; provided that the delivery of each such report shall be subject to the consent of the applicable independent actuarial consulting firm, which Holdings shall use commercially reasonable efforts to obtain. (iv) Promptly following notification thereof from a Governmental Authority, notification of the suspension, limitation, termination or non-renewal of, or the taking of any other materially adverse action in respect of, any material Insurance License. (g) Ratings Information. Promptly after A.M. Best Company, Inc. shall have announced a downgrade in the financial strength rating of the Borrower, written notice of such rating change. (h) Other Information. With reasonable promptness, such other information or existing documents (financial or otherwise) as the Lender may reasonably request from time to time (including, without limitation, information specifying Insurance Licenses and other information related thereto). SECTION 5.02 Books, Records and Inspections. Holdings will (i) keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP or SAP, as applicable, shall be made of all material financial dealings and material transactions in relation to its business and activities; and (ii) subject to binding contractual confidentiality obligations of Holdings or its Subsidiaries to third parties and to Section 9.12, permit, and will cause each of its Subsidiaries to permit, representatives of the Lender (at the Lender’s expense prior to the occurrence of an Event of Default and at Holdings’ expense (to the extent invoiced and reasonable) after an Event of Default has occurred and is continuing) to visit and inspect any of their respective properties, to examine their respective books

46 and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, in each case at such reasonable times (which shall be, unless an Event of Default has occurred and is continuing, during business hours, upon reasonable prior notice to the Lender, which notice shall be promptly conveyed to Holdings) and as often as may reasonably be desired; provided that, unless a Default or Event of Default has occurred and is continuing, such visits and inspections shall not occur more than once in any calendar year. Holdings agrees to cooperate and assist in such visits and inspections. With respect to any such discussions with Holdings’ independent public accountants, Holdings shall be granted the opportunity to participate therein. SECTION 5.03 Insurance. Holdings will maintain, and will cause each of its Subsidiaries to maintain (either in the name of Holdings or in the Subsidiary’s own name) with financially sound and reputable insurance companies, insurance on their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses. SECTION 5.04 Payment of Taxes and other Obligations. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, (i) all income taxes and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it and (ii) all other material lawful claims, in each case, on a timely basis prior to the date on which penalties attach thereto; provided that neither Holdings nor any Subsidiary of Holdings shall be required to pay any such tax, assessment, charge, levy or claim (i) for which a failure to pay has not had, and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP. SECTION 5.05 Maintenance of Existence; Conduct of Business. Holdings shall maintain, and shall cause each of its Significant Subsidiaries to maintain, (i) its existence and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business (unless, in the case of this clause (ii), the failure to do so has not had, and would not reasonably be expected to have, a Material Adverse Effect), provided that Holdings shall not be required to maintain the existence of any of its Significant Subsidiaries or any such rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names (a) if Holdings shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Significant Subsidiaries, taken as a whole or (b) in connection with a Disposition or other transaction permitted by Section 6.02. Holdings will qualify and remain qualified, and cause each of its Significant Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction where Holdings or such Significant Subsidiary, as the case may be, is required to be qualified, except in those jurisdictions in which the failure to receive or retain such qualifications, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 5.06 Compliance with Statutes, etc. Holdings will, and will cause each Significant Subsidiary to, comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including

47 applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those (i) the non-compliance with which, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect and (ii) that are being contested in good faith by appropriate proceedings diligently conducted. Holdings will maintain in effect and enforce policies and procedures reasonably designed to promote compliance in all material respects by Holdings, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions. SECTION 5.07 ERISA. Promptly after the occurrence of any of the events or conditions specified below with respect to any Plan or Multiemployer Plan or Foreign Pension Plan, Holdings will furnish to the Lender a certificate of an Authorized Officer of Holdings setting forth details respecting such event or condition and the action if any, that Holdings, the applicable Subsidiary or the applicable ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC or an applicable foreign governmental agency by Holdings, such Subsidiary or such ERISA Affiliate with respect to such event or condition): (i) any reportable event, as defined in subsections (c)(1), (2), (5) and (6), and subsection (d)(2) of Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan, other than an event as to which the PBGC has, by regulation, waived the requirement under Section 4043(a) of ERISA that it be notified of such event; (ii) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan under a distress termination or the distress termination of any Plan; (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Holdings, any of its Subsidiaries or any of its ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan which would reasonably be expected to result in a liability to Holdings or any of its Subsidiaries in excess of $25,000,000; (iv) the receipt by Holdings, any of its Subsidiaries or any of its ERISA Affiliates of notice from a Multiemployer Plan that Holdings, any of its Subsidiaries or any of its ERISA Affiliates has incurred withdrawal liability under Section 4201 of ERISA in excess of $25,000,000 or that such Multiemployer Plan is insolvent pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA whereby a deficiency or additional assessment is levied or threatened to be levied in excess of $25,000,000 against Holdings, any of its Subsidiaries or any of its ERISA Affiliates; (v) the institution of a proceeding by a fiduciary of any Plan or Multiemployer Plan against Holdings, any of its Subsidiaries or any of its

48 ERISA Affiliates to enforce Section 515 or 4219(c)(5) of ERISA asserting liability in excess of $25,000,000, which proceeding is not dismissed within 30 days; and (vi) that any contribution in excess of $25,000,000 required to be made with respect to a Foreign Pension Plan has not been timely made, or that Holdings or any Subsidiary of Holdings may incur any liability in excess of $25,000,000 pursuant to any Foreign Pension Plan (other than to make contributions in the ordinary course of business). SECTION 5.08 Maintenance of Property. Holdings will, and will cause each of its Significant Subsidiaries to, maintain all of their properties and assets necessary in the operation of its business in good condition, repair and working order, ordinary wear and tear excepted, except where failure to maintain the same, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 5.09 Maintenance of Licenses and Permits. Holdings will, and will cause each of its Significant Subsidiaries to, maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality, except where failure to maintain the same, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 5.10 Further Assurances. Holdings shall promptly and duly execute and deliver to the Lender such documents and assurances and take such further action as the Lender may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish, protect and perfect the rights and remedies created or intended to be created in favor of the Lender pursuant to this Agreement. ARTICLE VI NEGATIVE COVENANTS Until the Commitment has expired or been terminated and all principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lender that: SECTION 6.01 Changes in Business. Holdings will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than (a) businesses in which they are engaged (or proposed to be engaged) as of the Closing Date and reasonable extensions thereof, (b) other specialty insurance and structured risk insurance and reinsurance product lines, and (c) any other businesses that are complementary or reasonably related thereto and the conduct of business incidental thereto. SECTION 6.02 Consolidations, Mergers and Sales of Assets. Holdings will not, and will not permit any of its Subsidiaries to, consolidate or merge with or into any other Person, or permit any other Person to merge into or consolidate with it; provided that (i) Holdings and the Borrower may merge, consolidate or amalgamate with another Person, if (x) Holdings or the Borrower, as the case may be, is the entity surviving such merger and (y) immediately after giving effect to such

49 merger, no Default shall have occurred and be continuing, (ii) any Subsidiary may merge, consolidate or amalgamate with or into another Person, if (x) such Subsidiary survives (or, in the case of an amalgamation, continues immediately following) such merger, consolidation or amalgamation and (y) immediately after giving effect to such merger, consolidation or amalgamation, no Default shall have occurred and be continuing, (iii) Wholly-Owned Subsidiaries of Holdings (other than the Borrower) may merge, consolidate or amalgamate with one another and (iv) a Subsidiary of Holdings (other than the Borrower) may merge, consolidate or amalgamate with any other Person if immediately after giving effect to such merger no Default shall have occurred and be continuing. In addition, Holdings will not, nor will it permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (each, a “Disposition”) (other than Unrestricted Margin Stock), except (a) (1) such dispositions by Holdings or any of its Subsidiaries of any of their respective properties or assets to Holdings or any Subsidiary of Holdings and (2) such dispositions by IPC or any of its Subsidiaries of any of their respective properties or assets to IPC or any of its other Subsidiaries; (b) subject to Section 5.05, the dissolution, liquidation or winding up of any Subsidiary (other than the Borrower); (c) Dispositions of used, worn out, obsolete or surplus property of Holdings or any Subsidiary in the ordinary course of business and the assignment, cancellation, abandonment or other disposition of intellectual property that is, in the reasonable judgment of Holdings, no longer economically practicable to maintain or useful in the conduct of the business of Holdings and the Subsidiaries, taken as a whole; (d) licenses (as licensor) of intellectual property so long as such licenses do not materially interfere with the business of Holdings or any of its Subsidiaries, taken as a whole; (e) Dispositions of cash, cash equivalents and investment securities (including pursuant to any securities lending arrangements permitted by clause (u) of Section 6.03 and including in connection with the posting of collateral (or the realization thereof) under the Five-Year Secured Letter of Credit Facility, the IPC Facility or any other secured Indebtedness permitted hereunder); (f) releases, surrenders or waivers of contracts, torts or other claims of any kind as a result of the settlement of any litigation or threatened litigation; (g) the granting or existence of Liens permitted under this Agreement; (h) licenses, sublicenses, leases or subleases of property so long as such licenses, sublicenses, leases or subleases do not materially interfere with the business of Holdings and its Subsidiaries, taken as a whole; (i) Dividends permitted under Section 6.08; (j) ceding of insurance or reinsurance in the ordinary course of business; (k) other Dispositions of assets with a fair market value (as reasonably determined by the board of directors or senior management of Holdings) which in the aggregate do not exceed 10% of the lesser of the book or fair market value of the property and assets of Holdings determined on a consolidated basis as of the last day of the previous fiscal year of Holdings; provided that immediately after giving effect (including pro forma effect) to any Disposition made pursuant to this clause (k), no Event of Default under Section 7.01(c) relating solely to a breach of Section 6.10 shall have occurred and be continuing; (l) dispositions of property as a result of a casualty event involving such property or any disposition of real property to a Governmental Authority as a result of a condemnation of such real property; (m) sales or other Dispositions of non-core assets acquired in an acquisition permitted under this agreement; provided that such sales shall be consummated within 360 days of such acquisition; and (n) any Disposition of property or series of related Dispositions of or in respect of which the fair market value of such property and the consideration payable to Holdings or any of its Subsidiaries is equal to or less than $100,000.

50 SECTION 6.03 Liens. Neither Holdings nor any of its Subsidiaries will permit, create, assume, incur or suffer to exist any Lien on any asset tangible or intangible (other than Unrestricted Margin Stock) now owned or hereafter acquired by it, except: (a) Liens existing on the Closing Date and listed on Schedule 6.03; (b) Liens securing repurchase agreements constituting a borrowing of funds by Holdings or any Subsidiary in the ordinary course of business for liquidity purposes and in no event for a period exceeding 90 days in each case; (c) Liens arising pursuant to purchase money mortgages, capital leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 270 days after the respective purchase) of assets acquired by Holdings or any of its Subsidiaries; (d) Liens on any asset of any Person existing at the time such Person is merged, amalgamated or consolidated with or into, or otherwise acquired by, Holdings or any of its Subsidiaries or at the time of acquisition of such asset by Holdings or any of its Subsidiaries and not created in contemplation of such event; (e) Liens securing obligations owed by Holdings to any of its Subsidiaries or owed by any Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings, in each case solely to the extent that such Liens are required by an Applicable Insurance Regulatory Authority for such Person to maintain such obligations; (f) Liens securing insurance or reinsurance obligations of Subsidiaries of Holdings owed by any Subsidiary to Holdings or any other Subsidiary of Holdings, in each case solely to the extent that such Liens are required or requested by rating agencies, regulatory agencies, clients or brokers for such Person to maintain such insurance and reinsurance obligations; (g) Liens on investments and cash balances of any Regulated Insurance Company securing obligations of such Regulated Insurance Company in respect of trust or similar arrangements formed, letters of credit issued or funds withheld balances established, in each case, in the ordinary course of business for the benefit of policyholders or cedents to secure insurance or reinsurance recoverables owed to them by such Regulated Insurance Company; (h) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (i) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business;

51 (j) Licenses, sublicenses, leases, or subleases granted to other Persons not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries; (k) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries; (l) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 7.01(g); (m) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, reinsurance obligations, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of payment for borrowed money); (n) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Holdings or any of its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained; (o) Liens arising out of the refinancing, replacement, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the clauses of this Section 6.03, provided that such Indebtedness is not increased (other than with respect to unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Indebtedness) and is not secured by any additional assets; (p) Liens created pursuant to the Five-Year Secured Letter of Credit Facility (including the security documents thereunder) and (ii) Liens created to cash collateralize a Defaulting Lender’s Letter of Credit Outstandings pursuant to Section 2.26 of the Five-Year Unsecured Revolving Credit Facility; (q) Liens in respect of property or assets of any Subsidiary of Holdings securing Indebtedness of the type described in clause (e) of the definition of “Permitted Subsidiary Indebtedness”; (r) Liens in respect of property or assets of any Subsidiary of Holdings securing Indebtedness of the type described in clause (h) of the definition of “Permitted Subsidiary Indebtedness”; provided that (i) the aggregate amount of such Liens (measured, as to each such Lien permitted under this clause (r), as the greater of the amount secured by such Lien and the fair market value at such time of the assets subject to such Lien) shall not, when added to the aggregate amount of all Liens (measured as set forth in this clause (r) above) incurred pursuant to Section 6.03(w) and the aggregate amount of outstanding unsecured Indebtedness of Subsidiaries incurred pursuant to clause (j) of the definition of “ Permitted Subsidiary Indebtedness”, exceed at any time 10% of Consolidated Net Worth at the time of incurrence of any new Liens under this

52 clause (r) and (ii) immediately after giving effect to the incurrence of any Lien pursuant to this Section 6.03(r), no Event of Default shall have occurred and be continuing; (s) Liens on assets received by or of Holdings or its Subsidiaries and held in trust in respect of, or deposited or segregated to secure, liabilities assumed in the course of the reinsurance business or under any Insurance Contracts, Reinsurance Agreements, Fronting Arrangements or other indemnity arrangements entered in the ordinary course of business; (t) Liens not securing indebtedness for borrowed money on cash and securities arising in the ordinary course of business in connection with the structured risk insurance and reinsurance product lines of Holdings and its Subsidiaries; (u) Liens arising in connection with securities lending arrangements entered into by Holdings or any of its Subsidiaries with financial institutions in the ordinary course of business so long as any securities subject to any such securities lending arrangement do not constitute Collateral as defined in the Five-Year Secured Letter of Credit Facility; (v) Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by clause (h) of the definition of “ Permitted Subsidiary Indebtedness”; (w) without duplication of the Liens described in clauses (a) through (v) above and clauses (x) through (dd) below, additional Liens securing obligations of Holdings; provided that (i) the aggregate amount of such Liens (measured, as to each such Lien permitted under this clause (w), as the greater of the amount secured by such Lien and the fair market value at such time of the assets subject to such Lien) shall not, when added to the aggregate amount of all Liens (measured as set forth in this clause (w) above) incurred pursuant to Section 6.03(r) and the aggregate amount of outstanding unsecured Indebtedness of Subsidiaries incurred pursuant to clause (j) of the definition of “ Permitted Subsidiary Indebtedness”, exceed at any time 10% of Consolidated Net Worth at the time of incurrence of any new Liens under this clause (w) and (ii) immediately after giving effect to the incurrence of any Lien pursuant to this Section 6.03(w), no Event of Default shall have occurred and be continuing; (x) Liens on assets arising in connection with the sale or transfer of such assets in a transaction permitted under Section 6.02 and customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; (y) Liens arising in the case of any joint venture, any put and call arrangements related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement; (z) Liens in respect of any interest or title of a lessor under any lease or sublease entered into by Holdings or any Subsidiary in the ordinary course of its business and other statutory and common law landlords’ liens under leases; (aa) Liens arising in connection with any interest or title of a licensor under any license or sublicense entered into by Holdings or any Subsidiary as a licensee or sublicensee (A) existing on the date hereof or (B) in the ordinary course of its business;

53 (bb) Liens on earned money deposits of cash or cash equivalents made in connection with any proposed acquisition or other investment not prohibited hereunder; (cc) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business; and (dd) Liens on cash and securities in an aggregate principal amount not in excess of $500,000,000 securing obligations under Capital Markets Products in the ordinary course of business. SECTION 6.04 Indebtedness. (a) Holdings will not create, incur, assume or permit to exist any Indebtedness, or become or remain liable (contingent or otherwise) to do any of the foregoing, except for the Indebtedness under this Agreement, the Five-Year Unsecured Revolving Credit Facility or the Five-Year Secured Letter of Credit Facility and other Indebtedness which is either pari passu with, or subordinated in right of payment to, such Indebtedness (it being understood that unsecured Indebtedness is not subordinate to secured Indebtedness solely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate to Indebtedness that is so guaranteed solely because it is not so guaranteed). (b) Holdings will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, or become or remain liable (contingent or otherwise) to do any of the foregoing, except for Permitted Subsidiary Indebtedness. SECTION 6.05 Use of Proceeds. The Borrower will not request any Borrowing, and the Borrower shall not use, and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers and employees shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto or (iv) for any conduct that would cause any of the representations and warranties in Section 3.20 to be untrue in all material respects as if made on the date any such conduct occurs. SECTION 6.06 Issuance of Stock. The Borrower will not permit any of its Subsidiaries to directly or indirectly issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of their preferred or preference equity securities or options to acquire preferred or preference equity securities, except the issuance of preferred or preference equity securities, so long as no part of such preferred or preference equity securities is mandatorily redeemable (whether on a scheduled basis or as a result of the occurrence of any event or circumstance) prior to the date which is six months after the Maturity Date. For the avoidance of doubt, this Section 6.06 does not relate to the issuance or sale of ordinary or common equity or options relating thereto.

54 SECTION 6.07 Dissolution. Neither Holdings nor the Borrower shall suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 6.02. SECTION 6.08 Restricted Payments. Holdings will not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in Holdings or to sell any Equity Interests therein (each of the foregoing a “Dividend” and, collectively, “Dividends”) provided that this Section 6.08 shall not prohibit Dividends so long as before and after giving effect (including pro forma effect) thereto, no Default shall have occurred and be continuing. Notwithstanding the foregoing, Holdings may declare and pay cash dividends or distributions in respect of (i) any trust preferred security, deferrable interest subordinated debt security, mandatory convertible debt or other hybrid security (including Hybrid Capital) that, at the time of issuance thereof or at any time prior to the initial dividend or distribution thereunder, was accorded equity treatment by S&P and/or (ii) any Preferred Security, if, at the time of and after giving pro forma effect to such dividend or distribution, no Event of Default under Sections 7.01(a), (d)(i)(x) or (e) shall have occurred and be continuing. SECTION 6.09 Transactions with Affiliates. Neither Holdings nor any of its Subsidiaries shall enter into or be a party to, a transaction with any Affiliate of Holdings or such Subsidiary (which Affiliate is not Holdings or a Subsidiary) with a value in excess of $1,000,000, except (i) transactions with Affiliates on terms (x) no less favorable to Holdings or such Subsidiary than those that could have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person, as reasonably determined by the board of directors of Holdings or a duly authorized committee thereof or (y) approved by a majority of the disinterested members of the board of directors of Holdings, (ii) Dividends not prohibited by Section 6.08, (iii) fees and compensation paid to and indemnities provided on behalf of officers and directors of Holdings or any of its Subsidiaries as reasonably determined in good faith by the board of directors, the audit committee or senior management of Holdings, (iv) the issuance of common stock of Holdings, (v) loans and advances to officers and directors made in the ordinary course of business, (vi) transactions among Holdings, Holdings and its wholly-owned Subsidiaries, (vii) transactions permitted by Sections 6.02 and 6.04, (viii) transactions and payments pursuant to agreements and arrangements disclosed in, or listed as an exhibit to, Holdings’ annual report on Form 10−K filed with the SEC on February 23, 2017 or any subsequent other filing with the SEC through the Closing Date or any such agreement or arrangement as thereafter amended, extended or replaced on terms that are, in the aggregate, no less favorable to Holdings and its Subsidiaries than the terms of such agreement on the Closing Date, as the case may be, and (ix) the transactions and payments set forth on Schedule 6.09 and amendments thereto that are not materially adverse to the Lender, as reasonably determined by the board of directors of Holdings, a duly authorized committee thereof or an Authorized Officer of Holdings. SECTION 6.10 Maximum Leverage Ratio. Holdings will not permit the Leverage Ratio at any time to be greater than 0.35:1.00. Minimum Consolidated Net Worth. Holdings will not

55 permit Consolidated Net Worth at any time to be less than the Minimum Consolidated Net Worth Amount in effect at such time. SECTION 6.12 Limitation on Certain Restrictions on Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any of its Subsidiaries, or pay any Indebtedness owed to Holdings or any of its Subsidiaries, (b) make loans or advances to Holdings or any of its Subsidiaries or (c) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Legal Requirements, including any Applicable Insurance Regulatory Authority, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Holdings or any of its Subsidiaries, (iv) customary provisions restricting assignment of any licensing agreement (in which Holdings or any of its Subsidiaries is the licensee) or other contract (including leases) entered into by Holdings or any of its Subsidiaries in the ordinary course of business, (v) restrictions on the transfer of any asset pending the close of the sale of such asset, (vi) restrictions on the transfer of any asset as a result of a Lien permitted by Section 6.03, (vii) agreements entered into by a Regulated Insurance Company with an Applicable Insurance Regulatory Authority or ratings agency in the ordinary course of business, (viii) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, (ix) restrictions on cash or other deposits or net worth imposed by customers under contracts (including Insurance Contracts, Fronting Arrangements and Reinsurance Agreements) entered into in the ordinary course of business, pursuant to an agreement or instrument relating to any Permitted Subsidiary Indebtedness of the type described in clause (d) of the definition thereof if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lender than the encumbrances and restrictions contained in this Agreement, (x) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clause (ix) above or clauses (xii) through (xvi) below, provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing, (xi) restrictions placed in accordance with the Segregated Account Companies Act 2000 of Bermuda on the transfer of any asset held, carried or deposited in a segregated account of a Protected Cell Company, (xii) restrictions contained in the Five-Year Secured Letter of Credit Facility, the Five-Year Unsecured Revolving Credit Facility and the other “Credit Documents” referred to (and defined) therein, (xiii) agreements and arrangements set forth on Schedule 6.12, (xiv) any instrument governing Acquired Indebtedness, of the Person so acquired, (xv) an agreement or instrument relating to any Permitted Subsidiary Indebtedness so long as the encumbrances and restrictions in such agreement or instrument are customary for such Indebtedness and are no more restrictive, taken as a whole, than the comparable encumbrances and restrictions set forth in the Loan Documents as determined in the good faith judgment of the board of directors of Holdings, (xvi) encumbrances or restrictions existing under the IPC Facility and (xvii) encumbrances or restrictions existing under any other Indebtedness permitted under Section 6.04 so long as such encumbrances and restrictions are customary for such Indebtedness and are no more restrictive,

56 taken as a whole, than the comparable encumbrances and restrictions set forth in this Agreement as determined in the good faith judgment of the board of directors of Holdings. SECTION 6.13 Private Act. Neither Holdings nor the Borrower will become subject to a Private Act. SECTION 6.14 Claims Paying Ratings. Holdings shall not permit the financial strength rating of the Borrower and each other Regulated Insurance Company that is material to Holdings and its Subsidiaries, taken as a whole, to be less than “B++” from A.M. Best Company, Inc. (or its successor). SECTION 6.15 End of Fiscal Years; Fiscal Quarters. Neither Holdings nor any of its Subsidiaries will change (i) its fiscal year end from being on December 31 of each year or (ii) its fiscal quarters to end on dates which are inconsistent with a fiscal year end as described above. ARTICLE VII EVENTS OF DEFAULT SECTION 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur: (a) Payments. The Borrower shall (a) default in the payment when due of any principal on any Loan, (b) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on any Loan, (c) default, and such default shall continue for five or more Business Days, in the payment when due of any fees or any other amounts payable hereunder; or (b) Representations, etc. Any representation, warranty or statement made (or deemed made) by any Loan Party herein or in any certificate or statement delivered or required to be delivered pursuant hereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or (c) Covenants. Any Loan Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 5.01(d), 5.01(g)(iv), 5.02(ii), 5.05 (but only with respect to the first sentence thereof) or Article VI, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 7.01(a) or clause (i) of this Section 7.01(c)) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower from the Lender; or (d) Default under other Agreements. (i) Any Loan Party, any Regulated Insurance Company or any Significant Subsidiary shall (x) default in any payment (after the expiration of any applicable grace period provided in the applicable agreement or instrument under which such Indebtedness was created) with respect to Indebtedness (other than any Indebtedness hereunder but expressly including Indebtedness under the Five-Year Secured Letter of Credit Facility and the Five-Year Unsecured Revolving Credit Facility in any event) in excess of $100,000,000 individually or in the aggregate, for Holdings and its Subsidiaries or (y) default in

57 the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition (other than any such default, event or condition arising solely out of the violation by Holdings or any of its Subsidiaries of any covenant or agreement in any way restricting Holdings, or any such Subsidiary’s, right or ability to sell, pledge or otherwise dispose of Unrestricted Margin Stock) is to cause, or to permit (after the expiration of any applicable grace period provided in the applicable agreement or instrument under which such Indebtedness was created) the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with or without the giving of notice, the lapse of time or both), any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; (ii) an “Event of Default”, as defined under the Five-Year Secured Letter of Credit Facility or the Five- Year Unsecured Revolving Credit Facility, shall have occurred and be continuing; or (iii) Indebtedness of one or more of the Persons listed in clause (a) above in excess of $100,000,000 shall be declared to be due and payable or required to be prepaid (other than (x) by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default) or (y) to the extent solely as a result of the violation by Holdings or any of its Subsidiaries of any covenant or agreement in any way restricting Holdings, or any such Subsidiary’s, right or ability to sell, pledge or otherwise dispose of Unrestricted Margin Stock) prior to the scheduled maturity thereof; or (e) Bankruptcy, etc. Any Loan Party, any Regulated Insurance Company or any Significant Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against any such Person and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any such Person or any such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator, administrator or liquidator or other similar official in any jurisdiction (collectively, a “conservator”) of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, administration, liquidation, rehabilitation, supervision, conservatorship or similar law of any jurisdiction or the Bermuda Companies Law whether now or hereafter in effect relating to any such Person; or any such proceeding is commenced against any such Person and such proceeding is not dismissed within 60 days; or any such Person is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any such Person suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or any such Person makes a general assignment for the benefit of creditors; or any corporate action is taken by any such Person for the purpose of effecting any of the foregoing; or (f) ERISA. An event or condition specified in Section 5.07 shall occur or exist with respect to any Plan or Multiemployer Plan or Foreign Pension Plan that, individually or in the aggregate, results in or could reasonably be expected to result in a liability to Holdings, its Subsidiaries or any ERISA Affiliate in an amount that has had, or would reasonably be expected to have, a Material Adverse Effect; or

58 (g) Judgments. One or more judgments or decrees shall be entered against any Loan Party, any Regulated Insurance Company or any Significant Subsidiary involving a liability, net of undisputed insurance and reinsurance, of $100,000,000 or more in the case of any one such judgment or decree or in the aggregate for all such judgments and decrees for such Persons and any such judgments or decrees shall not have been paid, vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof; or (h) Insurance Licenses. Any one or more Insurance Licenses of the Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken by any Governmental Authority, and such suspension, limitation, termination, non-renewal or action, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; or (i) Change of Control. A Change of Control shall occur; or (j) Holdings Guaranty. The Holdings Guaranty or any provision thereof shall cease to be in full force or effect, or any Person acting by or on behalf of Holdings shall deny or disaffirm in writing Holdings’ obligations under the Holdings Guaranty, or Holdings shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Holdings Guaranty; then, and in every such event (other than an event with respect to the Borrower described in clause (e) of this Section), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (iii) exercise all rights and remedies available to it under the Loan Documents and/or applicable law; provided that, in case of any event with respect to the Borrower described in clause (e) of this Section, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

59 SECTION 7.02 Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Lender by the Borrower, all payments received on account of the Obligations, shall be applied by the Lender as follows: (i) first, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lender (including fees and disbursements and other charges of counsel payable under Section 9.03) arising under the Loan Documents; (ii) second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans; (iii) third, to payment of that portion of the Obligations constituting unpaid principal of the Loans; (iv) fourth, to the payment in full of all other Obligations; and (v) finally, the balance, if any, after all Obligations have been paid in full, to the Borrower or as otherwise required by law. ARTICLE VIII GUARANTY SECTION 8.01 Holdings Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder, Holdings hereby agrees with the Lenders as follows: Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Obligations of the Borrower to the Lender. If any or all of the Obligations becomes due and payable hereunder, Holdings unconditionally promises to pay (subject to the provisions of Section 2.11) such Obligations to the Lender, or order, on demand, together with any and all expenses which may be incurred by the Lender collecting any of the Obligations. This Guaranty is a guaranty of payment and not of collection. If a claim is ever made upon the Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant, then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. SECTION 8.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Obligations of the Borrower hereunder to the Lender whether or not due or payable by the Borrower upon the occurrence of any of the events specified

60 in Section 7.01(e) with respect to the Borrower, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand in lawful money of the United States. SECTION 8.03 Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any other guaranty of the Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Lender on the Obligations which repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding or (f) any action or inaction of the type described in Section 9.05. SECTION 8.04 Independent Obligation. The obligations of Holdings under this Article VIII are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower, and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability under this Article VIII or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to tell the statute of limitations as to Holdings. SECTION 8.05 Authorization. The obligations of Holdings under this Article VIII shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any action taken by the Lender to: (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered; (b) take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or however securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst, except to the extent the Obligations have been paid; (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

61 (d) release or substitute any one or more endorsers, guarantors or other obligor; (e) settle or compromise any of the Obligations, any security therefore or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Lender; (f) apply any sums by whomsoever paid or however realized to any liability or liabilities of the Borrower to the Lender regardless of what liability or liabilities of the Borrower remain unpaid; (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty. SECTION 8.06 Reliance. It is not necessary for the Lender to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. SECTION 8.07 Subordination. Any indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Obligations owing to the Lender; and if the Lender so requests at a time when an Event of Default exists, the Borrower shall not make, or be permitted to make, any payment to Holdings in respect of such indebtedness owed to Holdings, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing; Holdings hereby agrees with the Lender that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Obligations have been irrevocably paid in full in cash. SECTION 8.08 Waiver. Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require the Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Lender’s power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Obligations based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. The Lender

62 may exercise any right or remedy the Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Obligations have been paid. Holdings waives any defense arising out of any such election by the Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security. (a) Holdings waives all presentments, demands for performance, protests and notices, including notices of non-performance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Lender shall have no duty to advise Holdings of information known to them regarding such circumstances or risks. (b) Holdings warrants and agrees that each of the waivers set forth above in this Section 8.08 is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law. SECTION 8.09 Maximum Liability. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Holdings under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the liability under this Guaranty or otherwise, then, notwithstanding any other provision of this Guaranty to the contrary, the amount and scope of such liability shall, without any further action by Holdings or the Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the “Maximum Liability”. This Section with respect to the Maximum Liability is intended solely to preserve the rights of the Lender to the maximum extent not subject to avoidance under applicable law, and neither Holdings nor the Borrower, nor any other Person shall have any right or claim under this Section with respect to the Maximum Liability, except to the extent necessary so that the obligations of Holdings hereunder shall not be rendered voidable under applicable law. Holdings agrees that the Obligations may at any time and from time to time exceed the Maximum Liability without impairing Holdings Guaranty or affecting the rights and remedies of the Lender hereunder, provided that, nothing in this sentence shall be construed to increase Holdings’s obligations hereunder beyond the Maximum Liability. ARTICLE IX MISCELLANEOUS SECTION 9.01 Notices. (a) Notices Generally. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand

63 or overnight courier service, mailed by certified or registered mail or sent by facsimile to the applicable party hereto, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as provided in Schedule 9.01. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided therein. (b) Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender; provided that the foregoing shall not apply to notices to the Lender pursuant to Article II if the Lender has notified the relevant Loan Party that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Lender or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) Change of Address, etc. Each Loan Party and the Lender may change its address, facsimile number, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. (d) Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests and other telephonic notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender and the Related Parties of each of them for all losses, costs, expenses and liabilities resulting from the reliance of such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereby consents to such recording.

64 SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. (b) Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing executed by the Loan Parties and the Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. (c) Without limiting the generality of the foregoing, the making of any Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time. In the case of any waiver, the Loan Parties and the Lender shall be restored to their former positions and rights hereunder and any Default or Event of Default so waived shall be deemed to be cured and not continuing. No such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. SECTION 9.03 Expenses; Indemnity; Etc. (a) Costs and Expenses. The Loan Parties jointly and severally agree to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of one primary counsel and all applicable foreign counsel, and in each case to the extent invoiced, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or protection of its rights hereunder or thereunder, and (ii) all reasonable and documented out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of one primary counsel and all applicable foreign counsel, to the extent invoiced, in connection with the enforcement of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out- of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. (b) Indemnification by the Loan Parties. The Loan Parties jointly and severally agree to indemnify the Lender, and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for such Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries, or (iv) any actual

65 or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether such Indemnitee is a party thereto or whether such claim, litigation, investigation or proceeding is brought by Holdings or any of its Subsidiaries or a third party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Waiver of Consequential Damages, etc. To the extent permitted by applicable law, the Loan Parties shall not assert, and the Loan Parties hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof. (d) Payments. All amounts due under this Section shall be payable promptly after written demand therefor. SECTION 9.04 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender, and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lender. The Lender may at any time assign to one or more Eligible Assignees (each a “Transferee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans; provided that any such assignment shall be subject to the following conditions: (i) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

66 (ii) Required Consents. No consent shall be required for any assignment except the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for assignments unless (x) any Event of Default under Section 7.01(a) or (e) has occurred and is continuing at the time of such assignment or (y) such assignment is to an Affiliate of a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within ten Business Days after having received notice thereof. (iii) Amendments. If the Lender assigns any portion of the Loan, the Borrower and the Lender agree that the parties hereto, including the Transferee, will, as necessary, enter into an amendment to this agreement to provide for agency and other related provisions. (c) Register. The Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Lender’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts and stated interest of the Loans owing to the Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. The Lender may at any time, without the consent of, or notice to, Holdings, sell participations to any Person (other than a natural person, the Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, waiver or consent in respect of any provision of this Agreement. The Loan Parties agree that each Participant shall be entitled to the benefits of Sections 2.11 and 2.06 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that (x) such Participant agrees to be subject to the provisions of Section 2.11 as if it were an assignee under paragraph (b) of this Section and (y) a Participant shall not be entitled to receive any greater payments under Sections 2.06, 2.11 and 2.17 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender.

67 If the Lender sells a participation it shall, acting solely for this purpose as a non- fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that the Lender shall have no obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Borrowings or other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that any such Commitment, Borrowing or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (e) Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over the Lender; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto. SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Borrowings hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied and so long as the Commitment has not expired or terminated. The provisions of Sections 2.06, 2.11, 2.17, 9.03 and 9.15 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof. SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees and expenses payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and thereafter shall be binding on and inure to the benefit of the parties hereto

68 and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. (b) Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Lender to accept electronic signatures in any form or format withoug its prior written consent. SECTION 9.07 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. SECTION 9.09 Governing Law; Jurisdiction; Etc. (a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York. (b) Jurisdiction. Each of the Loan Parties irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description,

69 whether in law or equity, whether in contract or tort or otherwise, against the Lender or any Related Party of any of the foregoing, in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in a forum other than the courts of the State of New York sitting in New York City in the Borough of Manhattan, and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction. (c) Waiver of Venue. Each of the Loan Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Service of Process. (i) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law. (ii) Each Loan Party hereby irrevocably designates, appoints and empowers the Service of Process Agent, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Loan Party agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Lender under this Agreement. SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED

70 HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 9.12 Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to the Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative other transaction under which payments are to be made by reference to the Loan Parties and their obligations, this Agreement or payments hereunder; or (g) to the extent that such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Lender on a non-confidential basis from a source other than the Loan Parties that, to the Lender’s knowledge, is not subject to a confidentiality undertaking with respect to the applicable Information. In addition, the Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Lender in connection with the administration and management of this Agreement, the other Loan Documents, the Commitment, and the Borrowings; provided that such Person is advised and agrees to be bound by the provisions of this Section. For purposes of this Section, “Information” means all information received from Holdings or any of its Subsidiaries relating to Holdings or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by Holdings or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

71 SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under applicable law (collectively, “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of the Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by the Lender. SECTION 9.14 USA Patriot Act. The Lender hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow the Lender to identify the Borrower in accordance with the PATRIOT Act. SECTION 9.15 Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. SECTION 9.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between any Loan Party and its Subsidiaries and the Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Lender has advised or is advising any Loan Party or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between each Loan Party and its Affiliates, on the one hand, and the Lender, on the other hand, (iii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person; (ii) the Lender has no obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lender and its Affiliates may be engaged, for their own accounts or the accounts of

72 customers, in a broad range of transactions that involve interests that differ from those of each Loan Party and its Affiliates, and the Lender has no obligation to disclose any of such interests to each Loan Party or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. SECTION 9.17 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to the Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Judgment Currency, the Lender may in accordance with normal banking procedures purchase Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to the Lender from any Loan Party in Dollars, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss. If the amount of Dollars so purchased is greater than the sum originally due to the Lender in Dollars, the Lender agrees to return the amount of any excess to the relevant Loan Party (or to any other Person who may be entitled thereto under applicable law). SECTION 9.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

73 (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. VALIDUS REINSURANCE, LTD. By /s/ Robert Marcotte Name: Robert Marcotte Title : Executive Vice President and Chief Financial Officer VALIDUS HOLDINGS, LTD. By /s/ Jeffrey D. Sangster Name: Jeffrey D. Sangster Title: Executive Vice President and Chief Financial Officer

LENDER BARCLAYS BANK PLC, as Lender By /s/ Anders White Name: Anders White Title: Vice President, Debt Finance